Exhibit 10.4

WOODWARD Retirement
SAVINGS PLAN

Original Effective Date: September 30, 1952

Restatement Effective Date: January 1, 2024 (except as otherwise specified herein)

Exhibit 10.4

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Exhibit 10.4

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Exhibit 10.4

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Exhibit 10.4

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SUPPLEMENT A PROVISIONS APPLICABLE TO EMPLOYEES OF WOODWARD HRT, INC.	A-1
SUPPLEMENT B PROVISIONS APPLICABLE TO EMPLOYEES OF WOODWARD MPC, INC.	B-1

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Exhibit 10.4

ARTICLE I

GENERAL

The Woodward Governor Company Member Investment and Stock Ownership Plan (the “MISOP”) was first established by Woodward, Inc., formerly Woodward Governor Company (the “Company”) effective as of September 30, 1952.

The Woodward Governor Company Retirement Income Plan (the “Retirement Income Plan”) was first established by the Company, effective as of September 30, 1952. Effective as of December 31, 2002, the Retirement Income Plan was merged into the MISOP and all assets and liabilities under the Retirement Income Plan were transferred to the MISOP as of that date. Also effective as of that date, the MISOP was renamed the “Woodward Governor Company Retirement Savings Plan” (the “Plan”). In connection with the change of the Company’s name to “Woodward, Inc.”, on and after January 26, 2011, the Plan became known as the “Woodward Retirement Savings Plan.”

The Company amended and restated the Plan in its entirety, most recently effective as of January 1, 2024, except as otherwise specified therein. The Company again amends and restates the Plan in its entirety, effective as of January 1, 2024 (the “Effective Date”), except as otherwise specified herein, to incorporate additional changes to the Plan approved by the Company.

The combined Plan consists of a profit sharing plan component (“Profit Sharing Component”) intended to satisfy Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), a cash or deferred arrangement component (“Member Investment Component”) intended to satisfy Sections 401(a) and 401(k) of the Code, and an employee stock ownership plan (“ESOP”) component (“Company Stock Component”), which is intended to satisfy Sections 401(a), 409 and 4975 of the Code.

The purpose of the Plan is to promote the mutual interests of the Company, its shareholders, eligible employees of the Company and eligible employees of Related Companies that become participating companies in the Plan, subject to the terms of the Plan (“Worker Members”) (i) by providing such Worker Members with a systematic savings program to supplement their retirement incomes, and an opportunity to acquire an equity interest in the Company and to exercise shareholder rights with respect thereto, as applicable, (ii) by causing the Plan to be a long-term investor in common stock of the Company, as applicable, and (iii) by providing the Company and Worker Members with the tax benefits and other benefits provided under applicable laws to qualified retirement plans in general and ESOPs in particular, as applicable. The provisions of the Plan as applied to any group of Worker Members may be modified or supplemented from time to time, with the consent of the Company, by the adoption of one or more Supplements. Each such Supplement shall form a part of the Plan as of the Supplement’s effective date.

Exhibit 10.4

ARTICLE II

DEFINED TERMS

Section 2.1 “Account” shall mean the separate account(s) maintained for a Participant under the Plan.

Section 2.2 “Accounting Date” shall mean each day the New York Stock Exchange is open for business.

Section 2.3 “Administrative Committee” shall mean the Administrative Committee described in ARTICLE XVI.

Section 2.4 “Automatic Contribution Arrangement” shall mean an arrangement under which a Worker Member is deemed to have agreed to reduce his or her Eligible Pay and the Company or Related Company, as applicable, agrees to contribute to the Trust the amount by which the Worker Member’s Eligible Pay is so reduced as Payroll Deferrals.

Section 2.5 “Beneficiary” shall mean a person described in Section 14.9.

Section 2.6 “Board of Directors” shall mean the Board of Directors of the Company, as from time to time constituted, except that any action that can be taken by the Board of Directors hereunder also may be taken by a duly authorized committee of the Board of Directors (or an authorized delegate of such committee) or any other authorized delegate of the Board of Directors.

Section 2.7 “Code” shall have the same meaning as is given to such term in ARTICLE I. Any reference to a specific section of the Code shall include such section, any valid regulation or other applicable guidance that has been promulgated under such section and is in effect, and any comparable provision of any future legislation amending, supplementing or superseding such section.

Section 2.8 “Company” shall mean Woodward, Inc. (before January 26, 2011, Woodward Governor Company) or any successor thereto.

Section 2.9 “Company Matching Contribution” shall have the same meaning as is given to such term in Section 7.2.

Section 2.10 “Company Stock” shall mean common stock of the Company that constitutes “qualifying employer securities” within the meaning of Section 409(l) of the Code.

Section 2.11 “Company Stock Component” shall mean the Company Stock Component of the Plan, as described in Article XI of the Plan. The Company Stock Component is commonly referred to as the “Woodward Stock Component” or “Company Stock Fund”.

Section 2.12 “Company Stock Component Account” shall mean a Participant’s Account to which any Company Stock Component Contributions are allocated pursuant to Section 11.3.

Exhibit 10.4

Section 2.13 “Company Stock Component Contribution” shall have the same meaning as is given to such term in Section 11.3.

Section 2.14 “Date of Hire” shall mean the first day on which a Worker Member renders an Hour of Service; provided, however, that if a Worker Member shall in any Plan Year terminate his service, which termination continues through the close of said Plan Year, then it shall refer to the first day subsequent to said Plan Year on which the Worker Member shall render an Hour of Service.

Section 2.15 “Deferral Contribution” shall have the same meaning as is given to such term in Section 6.6.

Section 2.16 “Disability” shall mean a physical or mental condition which renders the Worker Member eligible for disability payments under the Social Security Act or under the Company’s long term disability policy, as applicable.

Section 2.17 “Effective Date” shall have the same meaning as is given to such term in ARTICLE I.

Section 2.18 “Eligible Pay” shall mean, for each payroll period, a Worker Member’s base wages, salary, overtime pay, shift premium, sick pay, holiday pay and vacation pay in lieu of worked hours. Eligible Pay shall include pay continuation payments to a Worker Member who does not currently perform services for the Company or a Related Company by reason of qualified military service (as that term is used in section 414(u)(5)). Eligible Pay taken into account shall not exceed $345,000 (in 2024), as adjusted by the Internal Revenue Service in accordance with Code Section 401(a)(17). For the avoidance of doubt, any payouts of unused accrued vacation shall not constitute Eligible Pay, and if a Worker Member becomes eligible to participate in a particular component of the Plan on any date after the first day of the applicable determination period, Eligible Pay shall include only that Eligible Pay that is payable to the Worker Member during the portion of the determination period in which they were eligible to participate in that component.

Section 2.19 “Eligible Wages” shall include only the total amount reported as wages for a Worker Member for up to 80 hours in a bi-weekly period, regular pay for all hours (worked and paid time off) up to 80 hours in a bi-weekly period, shift 2 premium for all hours (worked and paid time off) up to 80 hours in a bi-weekly period, shift 3 premium for all hours (worked and paid time off) up to 80 hours in a bi-weekly period, including pay for bereavement, holiday, sick pay and vacation pay in lieu of worked hours, and amounts deferred under the Plan or a cafeteria plan, but excluding reimbursement of medical expenses, premiums on insurance policies, cafeteria subsidies, bonuses and contributions to any nonqualified deferred compensation plan. For the avoidance of doubt, any payouts of unused accrued vacation shall not constitute Eligible Wages, and if a Worker Member becomes eligible to participate in a particular component of the Plan on any date after the first day of the applicable determination period, Eligible Wages shall include only those Eligible Wages that are payable to the Worker Member during the portion of the determination period in which they were eligible to participate in that component.

Exhibit 10.4

With respect to any period during which a Worker Member is in qualified military service (within the meaning of Code Section 414(u)(5)), the Worker Member’s Eligible Wages for such period shall be deemed to equal the amount the Worker Member would have earned as Eligible Wages during such period had the Worker Member been performing services for the Company or Related Company, as determined by the Administrative Committee in accordance with this paragraph.

For purposes of the Plan, Eligible Wages shall not exceed $345,000 (in 2024), as adjusted by the Internal Revenue Service in accordance with Code Section 401(a)(17).

Section 2.20 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended. Any reference to a specific section of ERISA shall include such section, any valid regulation or other applicable guidance that has been promulgated under such section and is in effect, and any comparable provision of any future legislation amending, supplementing or superseding such section.

Section 2.21 “Grandfathered Contribution” shall mean the contribution made by the Company or Related Company, as applicable, to a qualifying Grandfathered Contribution Eligible Participant’s Account in accordance with Section 7.3(a) of the Plan and that was formerly made under the Retirement Income Plan.

Section 2.22 “Highly Compensated Worker Member” shall have the same meaning as is given to such term in Section 12.6.

Section 2.23 “Hour of Service” shall have the same meaning as is given to such term in Section 5.2.

Section 2.24 “Independent Fiduciary” shall mean, with respect to the Company Stock Component, the sole “investment manager” (within the meaning of Section 3(38) of ERISA) thereof, as appointed by the Investment Committee pursuant to Section 17.3 of the Plan.

Section 2.25 “Initial Period of Service” shall mean the completion of two 12-month periods during which 1,000 Hours of Service are completed during each of such 12-month periods. The 12-month periods shall begin on the Worker Member’s Date of Hire and the first anniversary thereof; provided that if a Worker Member shall not complete 1,000 Hours of Service in either of such 12-month periods commencing on his Date of Hire, or anniversary thereof, all subsequent 12-month periods shall be calculated based on the Plan Year, the first of which shall commence in the 12-month period during which the Worker Member failed to complete 1,000 Hours of Service. In the event of a termination of employment with the Company and all Related Companies after completion of one 12-month period with 1,000 Hours of Service, but before completion of an Initial Period of Service, the Worker Member shall receive credit for the 12-month period so completed; and if he shall be reemployed as a Worker Member, he shall commence the computation of his second period on his most recent Date of Hire; provided that if he shall not complete 1,000 Hours of Service in such 12-month period, his computation period shall be based on the Plan Year the first of which shall commence next following this most recent Date of Hire.

Exhibit 10.4

Section 2.26 “Investment Fund” or “Investment Funds” shall mean, collectively or singly as the context requires, the investment funds selected by the Investment Committee in accordance with Sections 10.1 and 17.1 of the Plan.

Section 2.27 “Investment Committee” shall mean the Investment Committee described in Article XVII.

Section 2.28 “Normal Retirement Age” shall mean age 65.

Section 2.29 “Participant” shall have the same meaning as is given to such term in Section 4.1.

Section 2.30 “Payroll Deferrals” shall mean an amount by which a Worker Member elects to reduce his Eligible Pay pursuant to Section 6.1, either as Pre-Tax Deferral Contributions or Roth Deferral Contributions, or is deemed to have elected to reduce his Eligible Pay under an Automatic Contribution Arrangement pursuant to Section 6.7, as the case may be, and have such amount contributed to the Plan on his behalf.

Section 2.31 “Plan” shall mean the Woodward Retirement Savings Plan, as set forth herein, and as amended from time to time.

Section 2.32 “Plan Year” shall mean the 12-month period beginning on each January 1 and ending on the following December 31.

Section 2.33 “Related Companies” or “Related Company” shall mean any corporation or trade or business during any period that it is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses (as described in Code Sections 414(b) and 414(c)), any organization which is part of an affiliated service group under Code Section 414(m), or any entity required to be aggregated with the Company under Code Section 414(o)) and, if so designated by the Company, any other corporation during any period that 50% or more of its voting stock is owned directly or indirectly by the Company. A Related Company will become a participating company in the Plan by authorization of the Company. A participating company shall be bound by all the terms of the Plan, Trust agreement and other agreements, practices and policies related to the Plan.

Section 2.34 “Retires” shall mean a Worker Member’s termination of employment with the Company and all Related Companies on or after the Worker Member’s attainment of Normal Retirement Age or on or after the Worker Member’s attainment of age 55 with at least ten (10) Years of Service.

Section 2.35 “Retirement Income Plan” shall mean the Woodward Governor Company Retirement Income Plan as amended from time to time, and as merged into the Plan effective December 31, 2002.

Section 2.36 “Rollover Contribution” shall have the same meaning as is given to such term in Section 8.1.

Exhibit 10.4

Section 2.37 “Transition Benefit” shall mean the transition benefit provided by the Company or Related Company, as applicable, to a qualifying HRT Eligible Participant’s Account in accordance with Section 7.3(b) of the Plan.

Section 2.38 “Trust” shall mean the separate Trust created under the Plan by and between the Company and the Trustee.

Section 2.39 “Trustee” shall mean the corporation or individual or individuals acting as Trustee under the Trust at any time of reference.

Section 2.40 “Worker Member” shall have the same meaning as is given to such term in ARTICLE I.

Section 2.41 “Year of Service” shall have the same meaning as is given to such term in Section 5.1.

Section 2.42 Additional Defined Terms. The following additional defined terms are used in the Plan, not including terms used only in Supplement A or B.

Term	Section
Annual Additions	Section 12.1(b)
Applicable Contributions	Section 9.2
Catch-up Contributions	Section 6.5
Claimant	Section 16.11(a)
Claims Administrator	Section 16.11(a)
Compensation	Section 12.1(b)
Contribution Percentage	Section 12.4(c)
Deferral Percentage	Section 12.3(c)
Direct Rollover	Section 14.4(b)(ii)
Distributee	Section 14.4(b)(i)
ESOP Eligible Participant	Section 11.3
Excess Company Matching Contributions	Section 12.4(d)
Excess Contribution	Section 12.3(d)(ii)
Excess Deferrals	Section 12.2(b)
Fair Market Value	Section 11.6
FEMA	Section 13.2(a)(vii)
five-year rule	Section 14.2(c)(i)
Grandfathered Contribution Eligible Participant	Section 7.3(a)
Hardship	Section 13.2
Highly Compensated Group Contribution Percentage	Section 12.4(b)
Highly Compensated Group Deferral Percentage	Section 12.3(b)

Exhibit 10.4

Term	Section
HRT Eligible Participant	Section 7.3(b)
Leased Worker Member	Section 5.4
Loan Applicant	Section 13.3
Member Investment Component	ARTICLE I
Non-highly Compensated Group Contribution Percentage	Section 12.4(b)
Non-highly Compensated Group Deferral Percentage	Section 12.3(b)
One-Year Break-in-Service	Section 5.3
permissive aggregation group	Section 12.1(b)
Plan Administrator	Section 3.1
Pre-Tax Deferral Contributions	Section 6.2
Pre-Tax Rollover Account	Section 8.1(c)
Prior Transferred Amounts	Section 12.1(b)
Profit Sharing Component	ARTICLE I
Qualifying Match Participant	Section 7.2
Related Defined Contribution Plan	Section 12.1(b)
Related Plan	Section 8.2
Roth Deferral Contribution Account	Section 9.3
Roth Deferral Contributions	Section 6.2
Roth Rollover Account	Section 8.1(c)
Section 415 Affiliate	Section 12.1(b)
60 Percent Test	Section 19.1
2009 RMDs	Section 14.2(d)(i)
USERRA	Section 3.9

ARTICLE III

MISCELLANEOUS

Section 3.1 Plan Administration in General; Trust Agreement. The authority to administer the Plan shall be vested in the Plan Administrator (as defined below) and the Administrative Committee, as described in ARTICLE XVI. Subject to the provisions of the Plan (including, without limitation, Sections 11.1 and 11.2) regarding the Company Stock Component, the authority to control the investment policy of the Plan shall be vested in the Investment Committee, as described in ARTICLE XVII. The Company shall be the “Plan Administrator” of the Plan, and, as such, shall (a) have the rights, duties and obligations of an “administrator” as that term is defined in Section 3(16)(A) of ERISA and of a “plan administrator” as that term is defined in Section 414(g) of the Code, and (b) be the “named fiduciary” for purposes of Section 402(a)(1) of ERISA with respect to the administration and operation of the Plan as described herein. Each of the Administrative Committee and the Investment Committee shall have discretionary authority to make factual determinations and

Exhibit 10.4

construe the Plan’s terms applicable to their respective duties and responsibilities under the Plan. All contributions made under the Plan will be held, managed and controlled by one or more Trustees acting under one or more Trusts which form a part of the Plan and, to the extent provided by the Investment Committee, by one or more investment managers. The terms of each Trust shall be set forth in a Trust agreement between the Trustee and the Company. Copies of the Trust agreement and the Plan are on file at the principal offices of the Company, where they may be examined by any Participant. The provisions of and benefits under the Plan are subject to the terms and provisions of the Trust agreement.

Section 3.2 Applicable Laws. The Plan shall be construed and administered according to the internal laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America, including, but not limited to, ERISA.

Section 3.3 Gender and Number. Where the context admits, words in any gender shall include all other genders, words in the singular shall include the plural and the plural shall include the singular.

Section 3.4 Notices. Except as otherwise provided, any notice or document required to be filed with the Plan Administrator, the Administrative Committee or Investment Committee will be properly filed if delivered or mailed by registered mail, postage prepaid, to such entity, in care of the Company either at its principal business offices or, if filed in person, at the payroll, member benefits, human resources or other office, as designated by the Company. Any notice required under the Plan may be waived by the person or entity entitled to notice.

Section 3.5 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper parties.

Section 3.6 Action by the Company. Any action required or permitted to be taken by the Company under the Plan shall be by resolution of the Board of Directors or the authorized delegate(s) of the Board of Directors.

Section 3.7 Reversion to the Company. Except as otherwise specifically provided by the provisions of the Trust, no part of the corpus or income of the Trust Fund shall revert to the Company or Related Company, as applicable, or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan, and for defraying reasonable administrative expenses of the Plan.

Section 3.8 Restrictions on Participant Elections. Any election by a Participant under the Plan to vary or suspend Payroll Deferrals, to make transfers to or from the Plan or any Investment Fund under the Plan or to make a withdrawal or receive a loan or distribution shall be subject to such limitations as may be reasonably required from time to time for the administration of the Plan.

Section 3.9 Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u) effective December 12, 1994, as amended, and the Department of Labor Regulations issued under the Uniformed Services Employment and

Exhibit 10.4

Reemployment Rights Act of 1994 (“USERRA”). In addition, notwithstanding any provision of the Plan to the contrary, death benefits will be provided in the case of a Participant who dies while performing qualified military service as required in accordance with Section 401(a)(37) of the Code.

Section 3.10 Suspension of Plan Transactions. Notwithstanding any provision of the Plan to the contrary:

(a) The Administrative Committee, in its sole and absolute discretion, may temporarily suspend, in whole or in part, certain Plan transactions, including, without limitation, the right to receive a distribution or withdrawal from an Account, in the event of any conversion, change in Plan recordkeeper or Trustee or Plan merger or spin-off.

(b) The Administrative Committee, in its sole and absolute discretion, may suspend, in whole or in part, temporarily or permanently, Plan transactions dealing with investments, including without limitation, the right of a Participant to change investment elections or reallocate Account balances in the event of any conversion, change in Plan recordkeeper or Trustee, change in Investment Funds or Plan merger or spin-off.

(c) In the event of a change in Investment Funds or a Plan merger or spin-off, the Administrative Committee, in its sole and absolute discretion, may decide to reallocate investments from a Participant’s prior Investment Fund elections to the then available Investment Funds under the Plan. In the event that investments are reallocated in this manner, the Participant shall be permitted to reallocate funds among the Investment Funds (in accordance with the terms of the Plan and any relevant rules and procedures adopted for this purpose) after the suspension period described in subsection (b) above (if any) is lifted.

(d) The Investment Funds shall be subject to, and governed by, all applicable legal rules and restrictions and the rules specified by the Investment Fund providers in the fund prospectus(es) or other governing documents thereof (to the extent such rules and procedures are imposed and enforced by the Investment Fund provider against the Plan or a particular Worker Member). Such rules, procedures and restrictions may limit the ability of a Worker Member to make transfers into or out of a particular Investment Fund and may result in additional transaction fees or other costs relating to such transfers. In furtherance of, but without limiting the foregoing, the Trustee, Plan recordkeeper, the Administrative Committee, or the Investment Fund provider (or their delegate, as applicable) may decline to implement any investment election or instruction where it deems appropriate.

Section 3.11 Electronic Media. Notwithstanding any provision of the Plan, the Administrative Committee may establish procedures for the use of electronic media in communications and transactions between the Plan, the Plan Administrator, the Administrative Committee or a delegate of either and Participants and Beneficiaries, including, without limitation, for purposes of providing notices or other communications or making elections, or submitting or accepting forms under the Plan. Electronic media may include, but are not limited to, e‑mail, the Internet, intranet systems and telephone response systems. For purposes of the

Exhibit 10.4

Plan, any requirement herein that a notice, form or election must be completed, furnished or filed in writing shall include the procedure prescribed by the Administrative Committee or its delegate for furnishing, completing, signing, or filing the form, election or notice electronically.

ARTICLE IV

PARTICIPATION

Section 4.1 Participation. Except as otherwise provided in any Supplement, the “Participants” in the Plan shall be as follows:

(a) Each Worker Member who was a Participant in the Plan immediately prior to the Effective Date shall continue as such on and after that date, subject to the conditions and limitations of the Plan; and

(b) Each Worker Member who was not a Participant in the Plan immediately prior to the Effective Date shall, unless specifically provided otherwise in the Plan, become eligible for contributions:

(i) under Sections 7.1 and 7.2 of the Plan as soon as administratively practicable after the Worker Member files the appropriate written election to make Deferral Contributions with the Plan Administrator (or makes such election in any other form approved by the Administrative Committee),

(ii) under Section 11.3 of the Plan if the Worker Member is an ESOP Eligible Participant under Section 11.3 of the Plan,

(iii) under Section 7.3(a) of the Plan if the Worker Member is a Grandfathered Contribution Eligible Participant, as defined in Section 7.3(a) of the Plan.

(iv) under Section 7.3(b) of the Plan for the period from January 1, 2015 through December 31, 2024 if the Worker Member is an HRT Eligible Participant, as defined in Section 7.3(b) of the Plan.

(c) Each Beneficiary, alternate payee and former Worker Member for whom an Account is maintained under the Plan.

(d) If an individual is excluded from participation in the Plan as an independent contractor, and is later reclassified as an employee for wage and hour purposes, such Worker Member shall be eligible as of the date of the reclassification to become a Participant, upon completion of the requirements of ARTICLE IV.

(e) Notwithstanding any provision of the Plan, any Worker Member whose Date of Hire occurs on or after June 1, 2011 and who is not otherwise excluded from participation in the Plan but who has not affirmatively elected to become a Participant pursuant to Section 4.1(b)(i), shall be deemed to have elected to participate in the Plan pursuant to an Automatic Contribution Agreement and shall become a Participant for

Exhibit 10.4

purposes of making contributions under Section 7.1 of the Plan as of the 60th day following the Worker Member’s Date of Hire (or, if later, as of the date such individual becomes an eligible Worker Member), provided that by such date he has not made an affirmative written election, in accordance with the procedures established by the Administrative Committee, to make Payroll Deferrals to the Plan or not to have any Payroll Deferrals made to the Plan on his behalf.

(f) Notwithstanding anything in the Plan to the contrary, employees who reside outside the United States and are not United States citizens shall not be Worker Members and be eligible to participate in the Plan unless specifically permitted by the Plan.

Section 4.2 Participation upon Reemployment. A Participant whose employment terminates, and who is subsequently reemployed as an eligible Worker Member, shall re-enter the Plan as a Participant on the date of his reemployment. In the event that a Worker Member satisfies the eligibility requirements set forth in Section 4.1 above, his employment terminates prior to becoming a Participant and he is subsequently reemployed, such Worker Member shall be deemed to have met the eligibility requirements as of the date of his reemployment and shall become a Participant on the date of his reemployment; provided, however, that if he is reemployed prior to the date he would have become a Participant if his employment had not terminated, he shall become a Participant as of the date he would have become a Participant if his employment had not terminated. Notwithstanding any provision of the Plan, a Participant or a Worker Member who terminates employment with the Company and Related Companies or otherwise becomes ineligible to participate in the Plan and is later reemployed or otherwise becomes a Worker Member on or after June 1, 2011, shall be deemed to have elected to resume participation in the Plan for purposes of Section 7.1 pursuant to an Automatic Contribution Arrangement as of the 60th day following the date he again becomes an eligible Worker Member; provided, however, that by such date he has not made an affirmative written election, in accordance with the procedures established by the Administrative Committee, to make Deferral Contributions to the Plan or not to have any Deferral Contributions made to the Plan on his behalf. Any other Worker Member whose employment terminates and who is subsequently reemployed shall become a Participant in accordance with the provisions of Section 4.1. Notwithstanding the foregoing, a Worker Member who terminated service on or before September 30, 1976, shall not receive credit for any prior service under the Plan and shall be treated as a new Worker Member. Notwithstanding the foregoing and any other provision in the Plan to the contrary, with respect to Section 7.3 of the Plan, any Worker Member who terminates employment subsequent to December 31, 2002 and is later reemployed shall no longer be eligible for a Grandfathered Contribution under Section 7.3(a) of the Plan.

Section 4.3 Participation Not Contract of Employment. The Plan does not constitute a contract of employment, and participation in the Plan will not give any Worker Member the right to be retained in the employ of the Company or a Related Company nor any right or claim to any benefit under the terms of the Plan unless such right or claim is specifically accrued under the terms of the Plan.

Exhibit 10.4

ARTICLE V

SERVICE

Section 5.1 Year of Service. The term “Year of Service” means, with respect to any Worker Member, any Plan Year during which he completes at least 1,000 Hours of Service (as defined in Section 5.2 below); provided that the twelve-consecutive-month period commencing on the date on which the Worker Member first completes an Hour of Service shall be deemed to be a Year of Service if he completes at least 1,000 Hours of Service during such twelve-consecutive-month period.

Notwithstanding the above, for periods before December 31, 2002: (i) a Worker Member in the Woodward Governor Company Recruit Program is credited for one Year of Service if he completed at least 250 Hours of Service and not more than 999 Hours of Service in each of four Plan Years; and (ii) a Worker Member who was a student in the Irl C. Martin Academy of Industrial Science for a period of six months or more during any Plan Year (or during his first twelve months of employment and successive periods commencing on the anniversary of the date he was hired) is credited for a Year of Service if he did not otherwise receive credit during such period.

Notwithstanding any other provisions of this Section 5.1, a Worker Member is credited with one Year of Service for the Plan Year ending December 31, 1995, if he completed 1,000 Hours of Service during the twelve-consecutive-month period ending on December 31, 1995. Effective October 1, 1999, Worker Members who are employed by the Company or a Related Company outside of the United States and are transferred to employment by the Company or a Related Company in the United States are credited with service for all periods of such employment outside of the United States.

Notwithstanding any other provision of this Section 5.1, Worker Members who were employees of Synchro-Start Products, Inc. immediately prior to May 30, 2003 and who became Worker Members of the Company as of such date shall be credited with service for all periods of employment with Synchro-Start Products, Inc. for purposes of determining whether such Worker Members are eligible to participate in various components of the Plan in accordance with Section 4.1. However, in no event shall such Worker Members be eligible for Grandfathered Contributions under Section 7.3(a) of the Plan.

Notwithstanding any other provision of this Section 5.1, Worker Members who were employees of the Barber-Colman Dyna Products Division of Invensys Building Systems Inc. immediately prior to August 28, 2003 and who became Worker Members of the Company as of such date shall be credited with service for all periods of employment with the Barber-Colman Dyna Products Division of Invensys Building Systems Inc. for purposes of determining whether such Worker Members are eligible to participate in various components of the Plan in accordance with Section 4.1. However, in no event shall such Worker Members be eligible for Grandfathered Contributions under Section 7.3(a) of the Plan.

Section 5.2 Hour of Service. The term “Hour of Service” means, for any Worker Member, each hour for which he is paid or entitled to payment for the performance of duties for

Exhibit 10.4

the Company or a Related Company or for which back pay, irrespective of mitigation of damages, has been awarded to the Worker Member or agreed to by the Company or a Related Company, subject to the following:

(a) A Worker Member shall be credited with 8 Hours of Service per day (to a maximum of 40 Hours of Service per week) for any period during which he performs no duties for the Company or a Related Company by reason of a vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence but for which he is directly or indirectly paid or entitled to payment by the Company or a Related Company; provided, however, that a Worker Member shall not be credited with more than 501 Hours of Service under this subsection (a) for any single continuous period during which he performs no duties for the Company or a Related Company. Payments considered for purposes of the foregoing sentence shall include payments unrelated to the length of the period during which no duties are performed, but shall not include payments made solely as reimbursement for medically related expenses or solely for the purpose of complying with the applicable worker’s compensation, unemployment compensation or disability insurance laws. For the purpose of determining a Worker Member’s Hours of Service, in the case of a Worker Member who has a qualified military leave (as defined under the USERRA), in no event shall such Worker Member be credited with fewer Hours of Service than such Worker Member would be entitled to receive under Code Section 414(u).

(b) Solely for purposes of determining whether a Worker Member has incurred a One-Year Break-in-Service (as defined in Section 5.3), the Worker Member or Participant shall be credited, to the extent not otherwise credited in accordance with the foregoing provisions of this Section 5.2, with 8 Hours of Service for each day (to a maximum of 40 Hours of Service for each calendar week) for any period during which a Worker Member is absent from active employment with the Company or Related Company by reason of the Worker Member’s pregnancy, the birth of a child of the Worker Member, or the placement of a child with the Worker Member in connection with the Worker Member’s adoption of such child, and, in each case, the care of such child immediately after its birth or placement; provided that in no event shall more than 501 Hours of Service be credited under this subsection (b). Hours of Service credited in accordance with the foregoing sentence shall be credited for the Plan Year during which the absence begins to the extent that such crediting would prevent the Worker Member from incurring a One-Year Break-in-Service during that year and, in each other case, shall be credited in the immediately following Plan Year.

(c) Solely for purposes of determining whether he has incurred a One-Year Break-in-Service, a Worker Member shall be credited, to the extent not credited in accordance with the foregoing provisions of this Section 5.2, with 8 Hours of Service per day (to a maximum of 40 Hours of Service per week) that he is absent from active employment with the Company or a Related Company by reason of a leave of absence approved or granted by the Company or the Related Company in accordance with rules uniformly applied by it.

Exhibit 10.4

Section 5.3 One-Year Break-in-Service. The term “One-Year Break-in-Service” means, with respect to any Worker Member, any Plan Year during which he completes less than 501 Hours of Service. Notwithstanding any other provisions of the Plan, a Worker Member shall not incur any One-Year Break-in-Service during the period beginning October 1, 1995, and ending December 31, 1995, if the Worker Member completed more than 125 Hours of Service during such period, but will incur a One-Year Break-in-Service for that period if he completes less than 125 Hours of Service during such period.

Section 5.4 Leased Worker Members. If pursuant to one or more agreements between the Company or a Related Company and one or more leasing organizations (within the meaning of Section 414(n) of the Code), a person provides services to the Company or a Related Company in a capacity other than as a Worker Member, on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Company or a Related Company, such person shall be a “Leased Worker Member.” Leased Worker Members shall not be eligible to participate in this Plan or in any other plan maintained by the Company or a Related Company that is qualified under Section 401(a) of the Code (including during the initial one-year period). A Leased Worker Member shall be treated as if the services performed by him in such capacity (including service performed during such initial one-year period) were performed by him as a Worker Member of a Related Company which has not become a participating company in the Plan; provided, however, that no such service shall be credited:

(a) for any period during which less than 20% of the work force of the Company and the Related Companies consists of Leased Worker Members and the Leased Worker Member is a participant in a money purchase pension plan maintained by the leasing organization which (i) provides for a nonintegrated employer contribution of at least 10 percent (10%) of compensation, (ii) provides for full and immediate vesting, and (iii) covers all employees of the leasing organization (beginning with the date they become employees), other than those employees excluded under Section 414(n)(5) of the Code; or

(b) for any other period unless the Leased Worker Member provides satisfactory evidence to the Company or Related Company that he meets all of the conditions of this Section 5.4 and applicable law required for treatment as a Leased Worker Member.

ARTICLE VI

DEFERRAL CONTRIBUTIONS

Section 6.1 Payroll Deferral Contributions. A Participant may authorize payroll deferral contributions (“Payroll Deferrals”) for any payroll period of not less than 1% of his Eligible Pay (in multiples of 1%) up to a maximum of 50%. Payroll Deferral authorizations may be made at such times and in such manner as the Administrative Committee may determine. To the extent that it is necessary or appropriate to conform the operations of the Plan to the limitations set forth in ARTICLE XII, uniform limitations on Payroll Deferrals may be

Exhibit 10.4

established from time to time, and, in accordance with such limitations, any Payroll Deferral authorized by a Participant may be reduced.

Section 6.2 Pre-Tax Deferral Contributions and/or Roth Deferral Contributions. A Participant, pursuant to a written instrument in a form prescribed by the Administrative Committee, or by any other method authorized by the Administrative Committee, must irrevocably designate his Payroll Deferrals as “Pre-Tax Deferral Contributions” and/or as “Roth Deferral Contributions.”

(a) Amounts designated as Pre-Tax Deferral Contributions may not later be reclassified as Roth Deferral Contributions, and amounts designated as Roth Deferral Contributions may not later be reclassified as Pre-Tax Deferral Contributions.

(b) Roth Deferral Contributions will be treated as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferral election.

(c) A Participant’s Roth Deferral Contributions will be allocated to a separate Account maintained for such contributions by the Trustee as described in ARTICLE IX and will be credited to the Member Investment Component of the Plan in accordance with ARTICLE X.

Section 6.3 Adjustments and Payment of Payroll Deferrals. A Participant’s Eligible Pay shall be reduced by the amount, if any, of his Payroll Deferrals for that period and the Company shall deposit that amount in the Plan in accordance with Section 7.1.

Section 6.4 Election to Vary, Suspend or Change Payroll Deferrals. Subject to such conditions, requirements and limitations as may be established from time to time, a Participant may elect to vary within the limits set forth in Section 6.1 or to suspend Payroll Deferrals. Any modification or suspension of Payroll Deferrals shall be effective the first day of the first full payroll period following the execution of such modification or as soon as administratively practicable thereafter.

A Worker Member returning to active employment with the Company or Related Company from a qualified military leave (as defined under the USERRA), may file a written election with the Plan Administrator authorizing the Company or Related Company, as applicable, to make deductions for each payroll period from his Eligible Pay for deposit with the Trustee in the Participant’s Deferral Contribution Account in an amount equal to the contribution rate that he would have contributed under this ARTICLE VI had the Participant not been on a qualified military leave; provided, however, that this amount shall be reduced by any contributions made under this ARTICLE VI during such qualified military leave. To make such contributions, a Participant must affirmatively make this qualified military leave election on a form approved by the Plan Administrator for this purpose and must make such contributions during the period beginning with the payroll period on or immediately following his reemployment date and ending on the earlier of five years or the period of the Participant’s qualified military service multiplied by three. Amounts contributed pursuant to this ARTICLE shall be eligible for Company Matching Contributions in accordance with Section 7.2.

Exhibit 10.4

Section 6.5 Catch-Up Contributions. In addition to the ability to make Payroll Deferrals under Section 6.1 of the Plan, all Worker Members who have attained age 50 before the close of the taxable year shall be eligible to make “Catch-up Contributions” in accordance with and subject to the limitations of Code Section 414(v). Such Catch-up Contributions shall not be taken into account for purposes of the limitation on the maximum amount of such Worker Member’s Payroll Deferrals for a Plan Year under Section 402(g) of the Code or the limitation on contributions for a Plan Year under Section 415(c) of the Code. Further, by allowing such Catch-up Contributions, the Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable. Catch-up Contributions made in accordance with this Section 6.5 shall be eligible for Company Matching Contributions under Section 7.2 of the Plan. Catch-up Contributions shall be permitted to be made on a payroll-by-payroll basis; provided, however, that Payroll Deferrals may only be characterized as Catch-up Contributions on a Plan Year basis.

Section 6.6 Treatment as Deferral Contribution. Payroll Deferrals and Catch-up Contributions, unless otherwise specified, shall be treated as and collectively referred to as “Deferral Contributions.”

Section 6.7 Automatic Contribution Arrangement.

(a) A Worker Member who becomes a Participant pursuant to an Automatic Contribution Arrangement as provided in Section 4.1 or 4.2 shall be deemed to have elected to contribute to the Plan as Pre-Tax Deferral Contributions an amount equal to 6% of his Eligible Pay per payroll period, commencing as of the first day of the payroll period that begins as soon as administratively practicable after the date the Worker Member becomes a Participant pursuant to an Automatic Contribution Arrangement.

(b) At least 30 but not more than 90 days prior to the first day of each Plan Year, the Administrative Committee will provide each Worker Member who has satisfied the eligibility requirements of Section 4.1 and to whom the provisions of an Automatic Contribution Arrangement apply a notice of the Worker Member’s rights and obligations under an Automatic Contribution Arrangement. In the case of a Worker Member who does not receive the notice because the Worker Member has satisfied the requirements of Section 4.1 or whose eligibility resumed pursuant to Section 4.2, as the case may be, after the 90th day before the beginning of the Plan Year, the notice shall be provided at least 30 but no more than 90 days prior to the date the Worker Member would be deemed to become a Participant as provided in Section 4.1 or 4.2 (as applicable) pursuant to an Automatic Contribution Arrangement.

(c) Such notice will be written in a manner calculated to be understood by an average Worker Member and will describe: (i) the level of Pre-Tax Deferral Contributions which will be made on the Worker Member’s behalf if the Worker Member does not make an affirmative written election to participate, (ii) the Worker Member’s right to reject such deemed participation and elect to make Payroll Deferrals as provided in Section 6.1 or to elect not to have Payroll Deferrals made on his behalf, and (iii) the Investment Fund in which the Worker Member’s automatic Pre-Tax Deferral Contributions shall be invested in the absence of any investment election.

Exhibit 10.4

(d) An Automatic Contribution Arrangement shall not become effective for any Worker Member who files, in accordance with the procedures established by the Administrative Committee and not later than the date he or she would otherwise be deemed to have elected to participate in the Plan pursuant to an Automatic Contribution Arrangement (as provided in Section 4.1 or 4.2), an affirmative written election to make Payroll Deferrals pursuant to Section 6.1 or an affirmative written election not to have Payroll Deferrals made to the Plan on his behalf. Pre-Tax Deferral Contributions being made on behalf of a Worker Member pursuant to an Automatic Contribution Arrangement will cease, and an Automatic Contribution Arrangement shall cease to apply to the Worker Member, as soon as administratively practicable after the Worker Member makes an affirmative written election to have a different percentage of his Eligible Pay contributed to the Plan as Payroll Deferrals or not to have Payroll Deferrals made to the Plan on his behalf.

ARTICLE VII

CONTRIBUTIONS

Section 7.1 Deferral Contributions. Subject to the provisions of ARTICLE XII, as of the earliest date on which such amounts can reasonably be segregated from the Company’s or, as applicable, Related Company’s general assets (but in no event later than the 15th business day after the end of the calendar month in which such amounts were withheld from the Participant), the Company or Related Company shall deposit with the Trustee on behalf of each Participant, an amount equal to the amount of the Participant’s Payroll Deferrals (Pre-Tax Deferral Contributions and Roth Deferral Contributions) and Catch-up Contributions for each payroll period, which amount shall be credited to the Member Investment Component of the Plan in accordance with ARTICLE X below.

Section 7.2 Company Matching Contribution. Subject to the provisions of ARTICLE XII, as soon as practicable, and in no event later than the time prescribed by law (including extensions thereof) for filing the Company’s Federal income tax return for its taxable year, the Company or Related Company, as applicable, shall deposit with the Trustee on behalf of each of its Participants a Company Matching Contribution for Plan Years beginning on or after January 1, 2003, an amount equal to one hundred percent (100%) of the Participant’s Payroll Deferrals and Catch-Up Contributions made pursuant to Sections 6.1 and Section 6.2 on up to three percent (3%) of the Participant’s Eligible Pay and fifty percent (50%) of the Participant’s Payroll Deferrals and Catch-Up Contributions made pursuant to Sections 6.1 and Section 6.2 on amounts in excess of three percent (3%) of the Participant’s Eligible Pay but excluding Payroll Deferrals and Catch-Up Contributions in excess of six percent (6%) of the Participant’s Eligible Pay.

Effective for each Plan Year beginning on or after January 1, 2016, the Company or Related Company shall deposit with the Trustee an additional Company Matching Contribution amount, if any, on behalf of each of its Participants who, as of the end of the Plan Year, is employed by the Company or Related Company (a “Qualifying Match Participant”), equal to:

(a) The maximum Company Matching Contribution the Participant could have received under this Section 7.2 for the Plan Year had his or her Deferral

Exhibit 10.4

Contributions been contributed ratably from the beginning of the Plan Year through the end of such Plan Year, minus

(b) The amount of Company Matching Contributions previously made on behalf of the Participant pursuant to the first paragraph of this Section 7.2 (i.e., computed on the basis of the Participant’s Deferral Contributions and Eligible Pay for each payroll period during the Plan Year), as applicable.

For the purpose of clarity, a Participant whose last day of employment with the Company and all Related Companies, and therefore whose date of termination of employment with the Company and all Related Companies, is December 31 of a Plan Year, shall be deemed to be a Qualifying Match Participant with respect to such Plan Year.

Any Company Matching Contributions made on behalf of a Participant shall be credited to the Member Investment Component of the Plan in accordance with ARTICLE X below and shall be invested in the same proportion that the Participant’s Payroll Deferrals are invested.

Section 7.3 Grandfathered Contributions and Transition Benefits. The Company or Related Company, as applicable shall contribute to the Profit Sharing Component of the Plan:

(a) on behalf of each Grandfathered Contribution Eligible Participant (as defined below) such amount, if any, as may be determined in the sole discretion of the Board of Directors for each Plan Year. For any Plan Year in which a contribution is made under this Section 7.3(a), the Account of each Grandfathered Contribution Eligible Participant shall be allocated (i) an amount equal to one and one half percent (1.5%) of the Grandfathered Contribution Eligible Participant’s Eligible Wages, increased by one tenth of one percent (0.1%) of the Grandfathered Contribution Eligible Participant’s Eligible Wages for each full year of participation in the Plan or the Retirement Income Plan in excess of one full year completed at the time of reference, not to exceed the number of years of participation credited to the Grandfathered Contribution Eligible Participant as of September 30, 2003, or (ii) such lesser amount as may be determined by the Board of Directors. If the Company’s and Related Companies’ total contribution for the Plan Year under this Section 7.3(a) is less than the amount needed to satisfy all Grandfathered Contribution Eligible Participants’ maximum allocation percentages as described under (i) in the preceding sentence, then each Grandfathered Contribution Eligible Participant will receive a pro rata share of the contribution equal to the total contribution actually made multiplied by the percentage of the total contribution the Grandfathered Contribution Eligible Participant would have received if the Company and Related Companies had contributed an amount sufficient to satisfy the maximum allocation percentages of all Grandfathered Contribution Eligible Participants. For purposes of this Section 7.3(a), a “Grandfathered Contribution Eligible Participant” is, subject to the other provisions of the Plan, any Participant who (A) was employed by the Company or a Related Company on December 31, 2002; (B) had completed an Initial Period of Service as of December 31, 2002 or subsequent to such date; and (C) is employed on the last day of the Plan Year for which the Grandfathered Contribution is made or who dies, Retires, suffers a Disability or is in qualified military service (within the meaning of Code Section 414(u)) during such Plan Year. For the purpose of clarity, a

Exhibit 10.4

Participant whose last day of employment with the Company and all Related Companies, and therefore whose date of termination of employment with the Company and all Related Companies, is December 31 of a Plan Year, shall be deemed to satisfy the year-end employment requirement specified in clause (C) in the immediately preceding sentence with respect to such Plan Year.

(b) on behalf of each HRT Eligible Participant (as defined below) for each Plan Year beginning January 1, 2015 through December 31, 2024. The amount contributed shall be equal to a percentage of the HRT Eligible Participant’s Eligible Wages, as follows (i) two percent (2%) of the HRT Eligible Participant’s Eligible Wages for HRT Eligible Participants who have attained age forty (40) through forty-nine (49) as of December 31, 2014, and (ii) three percent (3%) of the HRT Eligible Participant’s Eligible Wages for HRT Eligible Participants who have attained age fifty (50) or over as of December 31, 2014. For purposes of this Section 7.3(b), an “HRT Eligible Participant” is any HRT Participant who is a “Covered Employee” under Addendum A of the Woodward HRT Pension Plan who was hired before January 1, 2010, and who was a participant in the Woodward HRT Pension Plan on December 31, 2014. Notwithstanding the foregoing, if at any time between January 1, 2015 and December 31, 2024, an HRT Eligible Participant becomes an “Employee” under Addendum B of the Woodward HRT Pension Plan, such individual shall cease to be an HRT Eligible Participant for purposes of the benefit provided under this Section 7.3(b) for the period of time that he or she is an Employee under Addendum B of the Woodward HRT Pension Plan.

Section 7.4 Company Stock Component Contributions. The Company shall contribute to the Company Stock Component the Company Stock Component Contributions described in Section 11.3 of the Plan.

Section 7.5 Time for Making Company Contributions. All Company and Related Company contributions made under Sections 7.2, 7.3 and 11.3 of the Plan for a Plan Year shall be remitted by the Company and Related Company as soon as practicable following the close of the Plan Year, and in no event later than the time prescribed by law (including extensions thereof) for filing the Company’s Federal income tax return for its taxable year in or with which such Plan Year ends.

ARTICLE VIII

ROLLOVERS AND TRANSFERS FROM RELATED PLANS

Section 8.1 Rollover Contributions.

(a) A Worker Member may make a Rollover Contribution (as defined below) to the Plan. The term “Rollover Contribution” means a rollover contribution of a distribution which, under the applicable provisions of the Code, is an eligible rollover distribution (as defined in Section 402(f)(2)(A) of the Code) which is permitted to be rolled over to an eligible retirement plan (as defined in Section 402(c)(8)(B) of the Code). Notwithstanding the foregoing, in no event shall a Worker Member be permitted to make

Exhibit 10.4

a rollover contribution of any amount previously contributed to another plan by the Worker Member on an after-tax basis (except as provided in subsection (b)). Rollover Contributions shall be allocated to the Investment Funds under the Member Investment Component in 1% multiples as the Worker Member directs.

(b) The Plan will accept a direct rollover from a designated Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) to the extent the rollover is permitted under the rules of Code Section 402(c).

(c) The amounts transferred under this Section will be deposited into the Trust, and a fully vested and nonforfeitable Rollover account will be established for each such Participant. A Participant’s Rollover account shall consist of two sub-accounts, a “Roth Rollover Account” that shall hold any Roth rollovers, as described in subsection (b) above, and a “Pre-Tax Rollover Account” that shall hold rollovers described in subsection (a) above.

Section 8.2 Transfers from Other Plans. Subject to the approval of the Plan Administrator, any Worker Member who becomes a Worker Member of the Company by reason of a transfer from any Related Company may elect to have the Plan accept a transfer of his fully vested interest under any Related Plan (as defined below), in accordance with the provisions of that plan. Any such transferred amount shall be allocated to the Investment Funds under the Member Investment Component as the Worker Member directs. The term “Related Plan” means any defined contribution plan maintained by the Company or Related Company, qualified under Section 401(a) of the Code and not subject to Sections 401(a)(11) and 417 of the Code.

Section 8.3 Interest in Plan. Upon such rollover or transfer by a Worker Member who is otherwise eligible to participate in the Plan, but who has not yet completed the participation requirements of ARTICLE IV, the amount of his rollover or transfer shall represent his sole interest in the Plan.

ARTICLE IX

PARTICIPANT ACCOUNTS

Section 9.1 Establishment of Accounts. All income, profits, recoveries, contributions, and any and all monies, securities and properties of any kind at any time received or held by the Trustee shall be held in a single Trust. For accounting purposes, the Administrative Committee shall establish and maintain separate Accounts for each Participant to which shall be allocated the Participant’s share of any Company Matching Contributions, Pre-Tax Deferral Contributions, Roth Deferral Contributions, Grandfathered Contributions, Transition Benefits, Rollover Contributions and Company Stock Component Contributions, and any respective earnings and losses thereon.

Section 9.2 Investment of Accounts. The portion of a Participant’s Account attributable to Company Matching Contributions, Deferral Contributions, Grandfathered Contributions, Transition Benefits, and Rollover Contributions, as applicable (collectively, “Applicable Contributions”), including any respective earnings and losses thereon, shall be

Exhibit 10.4

invested in accordance with ARTICLE X. The portion of a Participant’s Account attributable to any Company Stock Component Contributions shall be accounted for and invested as described in ARTICLE XI.

Section 9.3 Roth Deferral Contribution Accounts. Contributions and withdrawals of Roth Deferral Contributions will be credited and debited to a segregated “Roth Deferral Contribution Account” maintained for each Participant. The Plan will maintain a record of the amount of Roth Deferral Contributions in each Participant’s Roth Deferral Contribution Account. Gains, losses, and other credits or charges shall be separately allocated on a reasonable and consistent basis to each Participant’s Roth Deferral Contribution Account and the Participant’s other Accounts under the Plan. No contributions other than Roth Deferral Contributions and properly attributable earnings will be credited to each Participant’s Roth Deferral Contribution Account.

ARTICLE X

INVESTMENTS UNDER THE PLAN

Section 10.1 Investment Funds. Subject to the provisions of this ARTICLE X and ARTICLE XI, a Participant shall have the right to direct the Trustees in the manner the Participant wishes to have his Accounts invested by directing that investments be made in such Investment Funds as are available under the Plan for investment by Participants or, in the case of amounts in a Participant’s Accounts that are attributable to any Company Stock Component Contributions, in the Company Stock Component. Notwithstanding the foregoing, a Participant may not direct to the Company Stock Component the investment of amounts in his Account that are attributable to the Participant’s Applicable Contributions. However, a Participant may direct to the Company Stock Component the investment of any amounts in his Account that are attributable to a prior transfer pursuant to Section 11.5 from the Company Stock Component (“Prior Transferred Amounts”). In addition, pursuant to Section 11.5, a Participant may direct that amounts in the Participant’s Account under the Company Stock Component be reinvested in any of the Investment Funds as are available under the Plan for investment by Participants. Neither the Trustee, the Investment Committee, the Administrative Committee, the Independent Fiduciary, the Company nor any of the directors, officers or employees of the Company are empowered to advise a Participant as to the manner in which his Accounts should be invested. The fact that a security is available to Participants for investment under the Member Investment Component, Profit Sharing Component or Company Stock Component shall not be construed as a recommendation for the purchase of that security, nor shall the selection by a Participant of any Investment Fund or the Company Stock Component with respect to any Prior Transferred Amounts, nor the Participant’s decision to retain an investment in any Investment Fund or in the Company Stock Component, impose any liability on the Company, its directors, officers or employees, the Trustee, the Investment Committee, the Independent Fiduciary or the Administrative Committee. All charges and expenses incurred in connection with the purchase and sale of investments for an Investment Fund or the Company Stock Component shall be charged to such Investment Fund or the Company Stock Component, respectively. If a Participant fails to direct the Trustees in the manner the Participant wishes to have his Account invested with respect to any Applicable Contributions, such contributions shall be invested in a

Exhibit 10.4

default Investment Fund selected by the Investment Committee for such purpose, which shall in all cases comply with the requirements of the applicable Department of Labor regulations.

Section 10.2 Investment Directions and Transfers Between Investment Funds. Subject to the following provisions of this Section 10.2 and any requirements as may be established from time to time by the Administrative Committee, each Participant shall direct the percentages (in multiples of 1%) of all contributions made by him or on his behalf which are to be invested in each of the Investment Funds and may prospectively change any such direction in writing on any Accounting Date. Changes will be effective as soon as administratively practicable, according to the rules and procedures established by the Administrative Committee, the Plan’s recordkeeper, Trustee and/or broker, as applicable. Such change shall be limited to the Investment Funds described in Section 10.1 or any other Investment Funds as the Trustee at the direction of the Investment Committee may from time to time permit.

Section 10.3 Statement of Accounts. As soon as practicable after the last day of each Plan Year quarter, each Participant shall receive a statement of his Account. To the extent required by law, the statement will (a) describe the value of the total benefit as of the last Accounting Date in such quarter and the value of each investment, (b) describe the value of the vested benefit or the earliest date on which the benefit will become vested, (c) describe any offset or disparity provisions, (d) explain any restrictions on investment changes, (e) explain the importance of a balanced diversified portfolio (and include a statement that a portfolio holding more than 20% invested in a single security may not be adequately diversified), and (f) direct the Participant to the Department of Labor web site for information on diversification. The statement described in this Section 10.3 may be provided by electronic means and may be furnished more frequently or continuously in accordance with the procedure established by the Administrative Committee and consistent with applicable guidance issued by the Department of Labor with respect to the requirements for furnishing such statement.

ARTICLE XI

COMPANY STOCK COMPONENT

Section 11.1 Compliance with Code and ERISA. The Company Stock Component is intended to comply with the requirements applicable to employee stock ownership plans under Sections 401(a), 409 and 4975 of the Code and under Section 407(d)(6) of ERISA, and is hereby designated as an employee stock ownership plan (an ESOP). Except as the Independent Fiduciary may otherwise determine pursuant to Section 11.2, the Company Stock Component shall be invested exclusively in Company Stock (except for cash or cash equivalent investments determined by the Investment Committee to be required to facilitate Participant transactions into and out of the Company Stock Component, as applicable, and to pay permissible Plan expenses), without regard to the diversification of assets. Any such Company Stock may be acquired by the Trustee through purchases on the open market, private purchases, purchases from the Company (including purchases from the Company of treasury shares or authorized but unissued shares), contributions in kind by the Company, or otherwise.

Section 11.2 Independent Fiduciary. Notwithstanding any contrary Plan provision, the Independent Fiduciary shall at all times have the exclusive fiduciary authority and responsibility

Exhibit 10.4

under the Plan and ERISA, in its sole discretion, to determine whether the Company Stock Component’s investment in Company Stock, as otherwise specified in Section 11.1, continues to be prudent under ERISA. In making such determination, the Independent Fiduciary shall take into account all factors required by ERISA, including without limitation, the design of the Plan regarding the Company Stock Component, the availability of other Investment Funds under the Plan and the ability of Participants to construct a diversified portfolio of investments consistent with their individual desired level of risk and return. In exercising such fiduciary authority and responsibility, the Independent Fiduciary shall at all times have the exclusive authority and responsibility to exercise any or all of the following powers with respect to the Company Stock Component and to instruct the Trustee accordingly:

(a) To suspend or prohibit the investment of any new Company contributions pursuant to Section 11.3 in the Company Stock Component;

(b) To suspend or prohibit the re-investment of any Prior Transferred Amounts in the Company Stock Component;

(c) In connection with the Independent Fiduciary’s determination, if any, that holding Company Stock in the Company Stock Component is no longer prudent under ERISA, to liquidate such Company Stock;

(d) To direct that the proceeds from any such liquidation of Company Stock pursuant to subsection (c) be invested on a temporary basis in the default Investment Fund selected by the Investment Committee for such purpose, pending Participant directions to the Trustee with respect to the investment thereof in such Investment Funds as are available under the Plan for investment by Participants;

(e) To suspend or prohibit the transfer of Company Stock Component Account balances out of the Company Stock Component during any period in which the Independent Fiduciary is directing the sale or other disposition of the Company Stock held in the Company Stock Component;

(f) To continually monitor the prudence of holding Company Stock in the Company Stock Component; and

(g) To take any other action required by ERISA with respect to the Company Stock Component.

The Independent Fiduciary also may communicate with Participants with respect to their investments in the Company Stock Component, if any, at such times as the Independent Fiduciary reasonably determines to be necessary or desirable in the discharge of its duties and responsibilities as the Independent Fiduciary. The Independent Fiduciary also may instruct the Trustee regarding the Company Stock Component with respect to matters within the authority of the Independent Fiduciary.

Section 11.3 Company Stock Component Contributions. Subject to ARTICLE XII of the Plan, the Company shall contribute to the Company Stock Component such amount, if any, as may be determined in the sole discretion of the Board of Directors for each Plan Year. For

Exhibit 10.4

any Plan Year in which a contribution is made under this Section 11.3 (a “Company Stock Component Contribution”), the Company Stock Component Contribution Account of each “ESOP Eligible Participant” (as defined below) shall be allocated (a) an amount equal to five percent (5%) of such ESOP Eligible Participant’s Eligible Wages or (b) such other amount as may be determined by the Board of Directors. If the amount contributed under this Section 11.3 in any Plan Year is not equal to five percent (5%) of all ESOP Eligible Participants’ Eligible Wages, then such other amount, if any, shall be allocated to the Company Stock Component Contribution Accounts of ESOP Eligible Participants based on a uniform percentage of each ESOP Eligible Participant’s Eligible Wages. For the purpose of this Section 11.3, an “ESOP Eligible Participant” is (a) any Worker Member who is employed by the Company or a Related Company on the last day of the Plan Year and (b) any Worker Member who dies, Retires, suffers a Disability or is in qualified military service (within the meaning of Code Section 414(u)) during such Plan Year. For the purpose of clarity, a Worker Member whose last day of employment with the Company and all Related Companies, and therefore whose date of termination of employment with the Company and all Related Companies, is December 31 of a Plan Year, shall be deemed to satisfy the year-end employment requirement specified in clause (a) of the immediately preceding sentence with respect to such Plan Year. If any portion of a Company Stock Component Contribution is made in cash, then, unless otherwise determined by the Independent Fiduciary pursuant to Section 11.2, such cash shall be applied as soon as practicable to the purchase of Company Stock.

Section 11.4 Dividends on Allocated Company Stock. Any dividends paid on Company Stock held in the Company Stock Component shall be allocated to Participants’ Accounts accordingly. Any such dividends will be paid to the Plan and, as directed by the Independent Fiduciary, reinvested in Company Stock in accordance with Section 404(k)(2)(A)(iii) of the Code, and such Participants will be fully vested at all times in such dividends. Notwithstanding the foregoing, within a reasonable time before payment of the dividends, the Participants will be given the opportunity to make an affirmative election, in accordance with the procedures established by the Plan Administrator, to receive their dividends in cash. Any election so made shall continue in effect until changed by the Participant. If a Participant elects to receive his dividend in cash, the Trustee, if directed in writing by the Company, will pay, in cash, any cash dividend on the Company Stock allocated or allocable to the Participant’s Account. The Company’s direction must state whether the Trustee is to pay the cash dividend distributions currently or within the 90-day period following the close of the Plan Year in which the Company pays the dividends to the Trust.

Section 11.5 Transfer from the Company Stock Component. Notwithstanding any other provision of the Plan to the contrary but subject to Section 3.10 and 11.2, at any time (subject to Company Policy 2-16, “Trades of Woodward Stock,” as in effect from time to time), a Participant may transfer to the Member Investment Component of the Plan any or all of his balance in the Company Stock Component and may subsequently elect to reinvest the amount attributable to such transfer in the Company Stock Component pursuant to Section 10.1.

Section 11.6 Fair Market Value. For purposes of this ARTICLE XI, the “Fair Market Value” of a share of Company Stock, as of any date, means the closing price of such share, as established by the NASDAQ, on the most recent trading day for which records are available.

Exhibit 10.4

ARTICLE XII

LIMITATIONS ON COMPENSATION,
CONTRIBUTIONS AND ALLOCATIONS

Section 12.1 Limitations on Annual Additions.

(a) Notwithstanding any other provisions of the Plan to the contrary, a Participant’s Annual Additions (as defined below) for any Plan Year shall not exceed an amount equal to the lesser of:

(i) $69,000 (in 2024) (or such other amount as may be determined by the Secretary of the Treasury for that Plan Year under Code Section 415(c)), or

(ii) 100 percent (100%) of the Participant’s Compensation (as defined below) for that Plan Year.

(b) For purposes of this Section 12.1, the following terms have the following meanings:

“Compensation.” Except as otherwise specifically provided, a Participant’s “Compensation,” for purposes of this ARTICLE XII shall mean the sum of the compensation (as described in Treas. Reg. Section 1.415(c)-2(a)) paid to him during the Plan Year for personal services actually rendered in the course of his employment with the Company or a Section 415 Affiliate (as defined below), including any Payroll Deferrals and any payroll reduction contributions made on his behalf for the year to a cafeteria plan within the meaning of Section 125 of the Code and any elective reductions in remuneration for qualified transportation benefits within the meaning of Section 132(f) of the Code; provided, however, the compensation shall include payments made to a Participant by the later of 2½ months after severance from employment or the end of the Plan Year that includes the date of severance from employment, in accordance with Treas. Reg. Section 1.415(c)-2(e).

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual compensation of each Worker Member taken into account under the Plan shall not exceed $345,000 (in 2024), as adjusted by the Internal Revenue Service for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period), beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is 12.

“Section 415 Affiliate” means any trade or business (whether or not incorporated) that is, along with the Company, a member of a controlled group of corporations or trades or businesses within the meaning of Sections 414(b) and (c) of the Code, as modified by Section 415(h) of the Code.

Exhibit 10.4

“Annual Additions” means, with respect to any Participant for the Plan Year, the sum of all contributions (including Payroll Deferrals but excluding Catch-up Contributions and contributions related to a rollover or transfer as provided for in ARTICLE VIII of the Plan) and all forfeitures allocated to his Accounts for that Plan Year under this Plan and all Related Defined Contribution Plans, subject to the following:

(i) a Participant’s Annual Additions with respect to the Company Stock Component or other employee stock ownership plans shall be determined, subject to paragraph (ii) below, solely on the basis of contributions thereto and forfeitures; and

(ii) for purposes of paragraph (i) above, the term Annual Additions shall include any amount credited to an individual medical account (as defined in Section 415(l) of the Code) or a separate account for post-retirement medical or life insurance benefits (as described in Section 419A(d) of the Code).

“Related Defined Contribution Plan” means any other defined contribution plan (as defined in Section 415(k) of the Code) maintained by the Company or its Section 415 Affiliate.

Section 12.2 Limitations Under Section 402(g) of the Code.

(a) Payroll Deferrals Limitation. In no event shall the combined Pre-Tax Deferral Contributions and Roth Deferral Contributions for a Participant under the Plan, when combined with any other cash-or-deferred arrangement maintained by the Company or a Related Company), for any taxable year exceed $23,000 (in 2024) or such larger amount as may be permitted for that year under Section 402(g) of the Code.

(b) Excess Deferrals. Any Participant’s combined Pre-Tax Deferral Contributions and Roth Deferral Contributions, in excess of the adjusted $23,000 figure for a calendar year (“Excess Deferrals”), and the earnings or losses attributable thereto for the period from the date of contribution through the last day of the Plan Year shall be returned to the Participant no later than April 15th following the close of the calendar year in which such excess Pre-Tax Deferral Contributions and/or Roth Deferral Contributions were made. A Participant may designate the extent to which the excess amount to be distributed is composed of Pre-Tax Deferral Contributions and/or Roth Deferral Contributions but only to the extent such types of contributions were made for the Plan Year. If the Participant does not designate whether and to what extent Pre-Tax Deferral Contributions or Roth Deferral Contributions are to be distributed, the Administrative Committee will first distribute Pre-Tax Deferral Contributions.

Section 12.3 Limitations Under Section 401(k)(3) of the Code.

(a) The provisions of subsections (b), (c) and (e) of this Section 12.3 shall apply in accordance with the requirements of Section 401(k)(3) of the Code.

Exhibit 10.4

The provisions of this Section 12.3, however, shall be applied separately in respect of any Worker Members covered under each separate collective bargaining agreement.

(b) For each Plan Year (to the extent applicable as set forth in subsection (a) above), the difference between the average of the Deferral Percentages (as defined below) of each eligible Worker Member who is a Highly Compensated Worker Member (as defined in Section 12.6), referred to hereinafter as the “Highly Compensated Group Deferral Percentage,” and the average of the Deferral Percentages of each eligible Worker Member who is not a Highly Compensated Worker Member, referred to hereinafter as the “Non-highly Compensated Group Deferral Percentage,” must satisfy one of the following:

(i) the Highly Compensated Group Deferral Percentage does not exceed the Non-highly Compensated Group Deferral Percentage by more than a factor of 1.25; or

(ii) the Highly Compensated Group Deferral Percentage does not exceed the Non-highly Compensated Group Deferral Percentage by more than both 2 percentage points and a factor of 2.

(c) For purposes of subsection (b), a “Deferral Percentage” for any eligible Worker Member for a Plan Year shall be determined by dividing the combined Pre-Tax Deferral Contributions and Roth Deferral Contributions made on his behalf for such year by his Compensation (as defined in Section 12.1) for the year, subject to the following special rules:

(i) any Worker Member eligible to participate in the Plan at any time during a Plan Year pursuant to Section 4.1 shall be counted, regardless of whether any Pre-Tax Deferral Contributions or Roth Deferral Contributions are made on his behalf for the year;

(ii) the Deferral Percentage for any Highly Compensated Worker Member who is eligible to participate in the Plan and who is also eligible to make other elective deferrals under one or more other arrangements (described in Section 401(k) of the Code) maintained by the Company or a Related Company shall be determined as if all such elective deferrals were made on his behalf under the Plan, and in the event that such arrangements have different plan years, all elective deferrals made during the Plan Year under all such arrangements shall be aggregated;

(iii) in the event that this Plan satisfies the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section 12.3 shall be applied as if all such plans were a single plan; provided, however, that such plans may be

Exhibit 10.4

aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year;

(iv) in the case of any Worker Member who is not Highly Compensated, combined Pre-Tax Deferral Contributions and Roth Deferral Contributions (and elective deferrals under any other plan of the Company or a Related Company) that exceed the applicable limit under Section 402(g) of the Code shall not be counted in calculating such Worker Member’s Deferral Percentage; and

(v) in the event that the Plan applies the rules of Code Section 410(b)(4)(B) to treat as two separate plans, for purposes of Code Section 410(b), the component of the Plan covering employees who have not completed at least one Year of Service and the component covering employees who have completed at least one Year of Service, the Plan shall apply the requirements of Section 12.3(b) to the component of the Plan covering employees who have not completed at least one Year of Service as if only it were the Plan.

(d) Excess Contributions. If one of the tests set forth in Section 12.3(b) above is not satisfied for any Plan Year to which such tests apply, the Plan Administrator may take the following actions:

(i) If at any time during a Plan Year the Plan Administrator determines, on the basis of estimates made from information then available, that the limitation described in Section 12.3(b) above will not be met for the Plan Year, the Plan Administrator in its discretion may reduce or suspend the Pre-Tax Deferral Contributions and Roth Deferral Contributions of one or more Participants who are Highly Compensated Worker Members to the extent necessary (A) to enable the Plan to meet such limitation or (B) to reduce the amount of Excess Contributions (as defined below) that would otherwise be distributed pursuant to paragraph (ii) below.

(ii) In the event that Excess Contributions are made for any Plan Year, then, prior to March 15 of the following Plan Year (but in no event later than within 12 months after the end of such following Plan Year), such Excess Contributions (plus any income and minus any loss allocable thereto through the last day of such Plan Year) shall be distributed to the Highly Compensated Worker Members beginning with the Highly Compensated Worker Member with the highest dollar amount of combined Pre-Tax Deferral Contributions and Roth Deferral Contributions for such Plan Year and continuing in descending order until such excess contributions are distributed. For the purposes of this subsection, the “Excess Contribution” for any Plan Year is the excess of (A) the aggregate amount of combined Pre-Tax Deferral Contributions and Roth Deferral Contributions actually paid to the Trust on behalf of Highly Compensated Worker Members for such Plan Year over (B) the maximum amount of such contributions permitted for such Plan Year under Section 12.3(b), determined by hypothetically reducing Pre-Tax Deferral Contributions and Roth Deferral Contributions made

Exhibit 10.4

on behalf of Highly Compensated Worker Members in order of their Contribution Percentages beginning with the highest of such percentages. Notwithstanding the foregoing, any excess contributions to be distributed hereunder shall be reduced by any Excess Deferrals previously distributed for the Plan Year under Section 12.2. A Highly Compensated Worker Member may designate the extent to which the excess amount to be distributed is composed of Pre-Tax Deferral Contributions and Roth Deferral Contributions but only to the extent such types of contributions were made for the Plan Year. If the Highly Compensated Worker Member does not designate whether and to what extent Pre-Tax Deferral Contributions or Roth Deferral Contributions are to be distributed, the Administrative Committee will first distribute Pre-Tax Deferral Contributions. In addition, to the extent Excess Deferrals or Excess Contributions that were matched by Company Matching Contributions are distributed to a Worker Member pursuant to Section 12.2 or 12.3, the amount of such Company Matching Contributions shall be forfeited (along with any income or minus any loss so allocable thereto) and applied to reduce the amount of Company Matching Contributions made pursuant to Section 7.2.

Section 12.4 Limitations Under Code Section 401(m)(2).

(a) The provisions of subsections (b), (c) and (e) of this Section 12.4 shall apply in accordance with the requirements of Section 401(m)(2) of the Code.

The provisions of this Section 12.4, however, shall not apply in respect of any Worker Members covered under a collective bargaining agreement.

(b) For each Plan Year (to the extent applicable as described in subsection (a)), the difference between the average of the Contribution Percentages (as defined below) of each eligible Worker Member who is a Highly Compensated Worker Member (as defined in Section 12.6) referred to hereinafter as the “Highly Compensated Group Contribution Percentage” and the average of the Contribution Percentages of each eligible Worker Member who is not Highly Compensated, referred to hereinafter as the “Non-highly Compensated Group Contribution Percentage,” must satisfy one of the following:

(i) the Highly Compensated Group Contribution Percentage does not exceed the Non-highly Compensated Group Contribution Percentage by more than a factor of 1.25; or

(ii) the Highly Compensated Group Contribution Percentage does not exceed the Non-highly Compensated Group Contribution Percentage by more than both 2 percentage points and a factor of 2.

(c) For purposes of subsection (b), a “Contribution Percentage” for any eligible Worker Member for a Plan Year shall be determined by dividing the Company Matching Contributions (described in Section 7.2) made by or for him for such year by his Compensation for the year, subject to the following special rules:

Exhibit 10.4

(i) any Worker Member eligible to participate in the Plan at any time during a Plan Year pursuant to Section 4.1 shall be counted, regardless of whether any Company Matching Contributions are made by or for him for the year;

(ii) the Contribution Percentage for any Highly Compensated Worker Member who is eligible to participate in the Plan and who is also eligible to participate in one or more other qualified plans maintained by the Company or a Related Company under which matching contributions (within the meaning of Section 401(m) of the Code) can be made by or for him shall be determined as if all such contributions were made by or for him under the Plan, and in the event that such arrangements have different plan years, all matching contributions made during the Plan Year under all such arrangements shall be aggregated;

(iii) in the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section 12.4 shall be applied as if all such plans were a single plan; provided, however, such plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year; and

(iv) in the event that the Plan applies the rules of Code Section 410(b)(4)(B) to treat as two separate plans, for purposes of Code Section 410(b), the component of the Plan covering Worker Members who have not completed at least one Year of Service and the component covering Worker Members who have completed at least one Year of Service, the Plan shall apply the requirements of Section 12.4(b) to the component of the Plan covering employees who have not completed at least one Year of Service as if only it were the Plan.

(d) Excess Company Matching Contributions. If one of the tests set forth in Section 12.4(b) above is not satisfied for any Plan Year to which such tests apply, then, prior to March 15 of the following Plan Year (but in no event later than within 12 months after the end of the following Plan Year), the Excess Company Matching Contributions (plus any income and minus any loss allocable thereto through the last day of such Plan Year) shall be distributed to the Highly Compensated Worker Members beginning with the Highly Compensated Worker Member with the highest dollar amount of Company Matching Contributions for such Plan Year and continuing in descending order until such Excess Company Matching Contributions are distributed. For the purposes of this subsection, the term “Excess Company Matching Contributions” means, for any Plan Year, the excess (i) of the aggregate amount of the Company Matching Contributions actually paid to the Trust by or on behalf of Highly Compensated Worker Members for such Plan Year over (ii) the maximum amount of such Company Matching Contributions permitted for such Plan Year under subsection (b) above, determined by hypothetically reducing Company Matching Contributions made by or on behalf of Highly Compensated Worker Members in order of their Contribution Percentages beginning with the highest of such percentages. The determination of Excess Company Matching Contributions under this subsection (e) shall be made after first determining the Excess

Exhibit 10.4

Deferrals under Section 12.2 and then determining the Excess Contributions under Section 12.3(d).

Section 12.5 Reduction of Contribution Rates. To conform the operation of the Plan to Sections 401(k)(3), 402(g) and 415(c) of the Code, any election of Payroll Deferrals made by a Participant pursuant to Section 6.1 of the Plan may be modified or revoked regardless of such Participant’s prior elections.

Section 12.6 Highly Compensated Worker Member. For purposes of this ARTICLE XII, a Worker Member shall be a “Highly Compensated Worker Member” for any Plan Year if he:

(a) was a 5% (percent) owner (as defined in Code Section 416(i)(1)) of the Company or a Related Company at any time during such Plan Year or the preceding Plan Year; or

(b) received Compensation (as defined in Section 12.1) from the Company and Related Companies for the preceding year in excess of $150,000 (if the preceding year is 2023) or $155,000 (if the preceding year is 2024), as adjusted for cost-of-living under Section 415(d) of the Code for any Plan Year.

Section 12.7 Testing Procedures. In applying the limitations set forth in Section 12.3(b) and 12.4(b), the Administrative Committee may, at its option, utilize such testing procedures as may be permitted under Code Sections 401(a)(4), 401(k), 401(m) or 410(b), subject to any applicable limitations contained in the regulations, including, without limitation, (i) aggregation of the Plan with one or more other Related Plans, (ii) inclusion of qualified matching contributions, qualified non-elective contributions or elective deferrals described in, and meeting the requirements of, Treasury Regulations under Code Sections 401(k) and 401(m) made to any other qualified plan of the Related Companies, (iii) exclusion of all Worker Members (other than Highly Compensated Worker Members) who have not met the minimum age and service requirements of Code Section 410(a)(1)(A), or (iv) any permissible combination thereof.

ARTICLE XIII

PRE-TERMINATION WITHDRAWALS AND LOANS

Section 13.1 Pre-Termination Withdrawals. Subject to the Administrative Committee’s approval and except as otherwise provided in any Supplement, a Participant may, before his termination of employment from the Company and all Related Companies, elect to withdraw all or any portion of the value of his Account in accordance with the following provisions of this Section 13.1, provided that no withdrawals may be made by any Participant after the date on which his employment terminates, except as provided in Section 14.3(d):

(a) A Participant may withdraw all or any portion of his Rollover Contributions at any time. Any such withdrawal shall be in the amount specified by the Participant, subject to any reasonable restrictions on the minimum amount or number of

Exhibit 10.4

withdrawals imposed by the Administrative Committee on a nondiscriminatory basis, up to the value of his Rollover Contributions balance.

(b) A Participant may withdraw on or after the date the Participant attains age 59½ all or any portion of his Pre-Tax Deferral Contributions Account, Roth Deferral Contribution Account, Company Matching Contribution Account, Rollover Contributions, Company Stock Component Account, Grandfathered Contributions Account and Transition Benefits Account balance.

(c) A Participant may withdraw all or any portion of his Pre-Tax Deferral Contributions Account, Roth Deferral Contribution Account, Rollover Contributions, Company Stock Component Account, Grandfathered Contributions Account and Transition Benefits Account balance, to the extent necessary to meet a Hardship (as defined in Section 13.2).

(d) A Participant may withdraw all or any portion of his vested Account balance upon his Disability.

Section 13.2 Hardship. A withdrawal will be considered to be on account of “Hardship” if it meets the following requirements:

(a) The withdrawal is requested because of an immediate and heavy financial need of a Worker Member and will be so deemed if the Worker Member represents that the withdrawal is made on account of any of the following circumstances, determined in accordance with Treas. Reg. Section 1.401(k)-1(d)(3)(iii)(B):

(i) expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(ii) costs directly related to the purchase of a principal residence of the Worker Member (excluding mortgage payments);

(iii) payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Worker Member or the Worker Member’s spouse, children or dependents (as defined in Code Section 152, without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B));

(iv) payments necessary to prevent the eviction of the Worker Member from his principal residence or foreclosure on the mortgage of the Worker Member’s principal residence;

(v) payments for burial or funeral expenses for the Worker Member’s deceased parent, spouse, child or dependent (as defined in Code Section 152, without regard to Code Section 152(d)(1)(B)); or

Exhibit 10.4

(vi) certain expenses relating to the repair of damage to the Worker Member’s principal residence that qualifies as a casualty deduction under Code Section 165 (determined without regard to Code Section 165(h)(5) and without regard to whether the loss exceeds 10% of adjusted gross income).

(vii) expenses and losses (including loss of income) incurred by the Worker Member on account of a disaster declared by the Federal Emergency Management Agency (“FEMA”), provided that the Worker Member’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster.

(b) The withdrawal must also be necessary to satisfy the immediate and heavy financial need of the Worker Member. The withdrawal is treated as necessary to satisfy an immediate and heavy financial need only to the extent the amount of the distribution is not in excess of the amount required to satisfy the financial need (which may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal). The withdrawal will be considered necessary if:

(i) the Worker Member has obtained all other currently available distributions (including distributions of Company Stock Component dividends under Code Section 404(k)) under the Plan and all other plans of deferred compensation maintained by the Company or by any Related Company;

(ii) the Worker Member has provided the Administrative Committee a representation in writing, or in such other form as is permitted by the Administrative Committee, that such Worker Member has insufficient cash or other liquid assets reasonably available to satisfy the need; and

(iii) the Administrative Committee does not have actual knowledge that is contrary to the representation.

Section 13.3 Loans to Participants. A Worker Member, or a Participant who is a party‑in‑interest (as defined in ERISA Section 3(14)) with respect to the Plan (a “Loan Applicant”), may request a loan from the Trust Fund in accordance with the terms of a written loan policy which is hereby incorporated as part of the Plan. The loan policy shall include loan application guidelines, subject to the following:

(a) Except as provided in the following sentence, no loan shall be made to a Loan Applicant if, after such loan, the sum of the outstanding balances (including principal and interest) of all loans made to him under this Plan and all other Related Plan would exceed the lesser of $50,000 (adjusted as provided below) or one half of the amount which is vested in accordance with Section 14.1. The foregoing $50,000 limitation shall be adjusted by subtracting therefrom the amount, if any, by which the highest outstanding loan balance of the Loan Applicant at any time during the one-year

Exhibit 10.4

period ending on the day preceding the date of such loan exceeds such outstanding balance on the date of the loan.

(b) Each loan to a Loan Applicant shall be made from the Participant’s entire vested Account held in the Member Investment Component, the Profit Sharing Component and Company Stock Component. Such loan shall be charged against each Investment Fund and the Participant’s Company Stock Component Account (if any) on a pro-rata basis.

(c) Each loan shall be evidenced by a written note providing for:

(i) a reasonable repayment period of not less than one year and not more than 5 years from the date of the loan (10 years if such loan is used to acquire any dwelling unit which within a reasonable time is to be used as the principal residence of the Loan Applicant);

(ii) a reasonable rate of interest; and

(iii) such other terms and conditions as the Administrative Committee shall determine.

(d) Payments of principal and interest to the Trustee with respect to any loan or portion thereof shall be credited to each Investment Fund in accordance with the Loan Applicant’s investment direction for future contributions. Any portion or all of the loan may be prepaid at any time without penalty.

(e) At the Administrative Committee’s discretion, if the outstanding balance of principal and interest on any loan is not paid at the expiration of its term, such outstanding balance shall be treated as distributed under the Plan but only to the extent such balance (or portion thereof) is then distributable under the terms of the Plan.

(f) Each outstanding promissory note of a Loan Applicant shall be canceled and the unpaid balance of the loan, together with any accrued interest thereon, shall be treated as a distribution to or on behalf of the Loan Applicant within 90 days after the date of his termination of employment.

(g) A Loan Applicant may not have more than three loans outstanding at any one time.

Section 13.4 Treatment of Roth Deferral Contribution Accounts. For purposes of withdrawals during employment under Sections 13.1 and 13.2 and loans under Section 13.3, Roth Deferral Contribution Accounts shall be treated in the same manner as Pre-Tax Deferral Contributions Accounts. Any withdrawal during employment or loans shall be made from a Participant’s Pre-Tax Deferral Contributions Account and Roth Deferral Contribution Account pro rata, based on each such Account’s value at the time of distribution.

ARTICLE XIV

Exhibit 10.4

DISTRIBUTION ON TERMINATION
OR TRANSFER OF EMPLOYMENT

Section 14.1 Vesting of Account Balance. All amounts credited to a Participant’s Account shall at all times be nonforfeitable.

Section 14.2 Limits on Commencement and Duration of Distributions. Notwithstanding any other provision of the Plan and subject to subsections (b) through (d) below:

(a) Unless the Participant elects otherwise, in no event shall distribution commence later than 60 days after the close of the Plan Year following the Plan Year in which occurs the latest of (i) the date on which the Participant attains age 65, (ii) the date on which the Participant terminates employment, or (iii) the 10th anniversary of the Participant’s participation in the Plan.

(b) Notwithstanding any other provision herein to the contrary, the Participant’s Account shall be distributed no later than his “Required Beginning Date,” which is, for a “5% owner” (as defined in Code Section 416), the April 1 of the calendar year following the calendar year in which he attains age 70½, or in the case of a Participant who is not a “5% owner”, the April 1 of the later of the calendar year in which the Participant reaches age 70½ or the calendar year in which the Participant retires.

(c) Notwithstanding any provision of the Plan to the contrary, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Code Section 401(a)(9) (including the incidental death benefit rule of Code Section 401(a)(9)(G)) and in accordance with revenue rulings, notices and other guidance published in the Internal Revenue Bulletin reflecting Code Section 401(a)(9), which provisions are hereby incorporated herein by reference; provided, however, that such provisions shall override the other distribution provisions of the Plan only to the extent that under such other Plan provisions, distribution is not made or does not begin to be made by the date required under Code Section 401(a)(9) and Treasury regulations issued thereunder.

(i) For purposes of applying the provisions of subsection (c), if a Participant dies before distribution of his vested interest in the Plan has begun, distribution of such vested interest to his Beneficiary shall be completed by December 31 of the calendar year in which the fifth anniversary of the Participant’s death occurs (the “five-year rule”); provided, however, that this five-year rule shall not apply to an individual designated as Beneficiary by the Participant or under the specific terms of the Plan, if:

(A) such vested interest will be distributed over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary), and

(B) such distribution to the Beneficiary begins not later than December 31 of the calendar year following the calendar year in which the

Exhibit 10.4

Participant died or, if such Beneficiary is the Participant’s surviving spouse, not later than December 31 of the calendar year following the calendar year in which the Participant would have attained age 70½.

(ii) For purposes of subsection (c), distribution of a Participant’s vested interest in the Plan is considered to begin on his Required Beginning Date; provided, however, that distribution irrevocably begun in the form of an annuity shall be considered to begin on the date it actually commences.

(d) Notwithstanding the foregoing provision of this Section 14.2,

(i) a Participant or Beneficiary who (A) had attained his Required Beginning Date before January 1, 2009, (B) would have been required but for the temporary waiver provisions of Code Section 401(a)(9)(H) to receive required minimum distributions for 2009 (“2009 RMDs”), and (C) would have satisfied the requirement in (B) by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal payments (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years, may elect not to receive such distributions for 2009;

(ii) a Participant or Beneficiary who had attained his Required Beginning Date on or after January 1, 2009 but before January 1, 2010 will not receive the 2009 RMDs as described in paragraph (i) above, unless the Participant or Beneficiary requests such distribution; and

(iii) the amounts of the 2009 RMDs received by a Participant or Beneficiary pursuant to subsection (d) shall not be eligible for a Direct Rollover under Section 14.4.

Section 14.3 Form of Distribution on Termination of Employment. The entire value of all vested amounts credited to a Participant who has terminated employment will be distributable to him or, in the event of his death, to his Beneficiary in a lump sum, subject to the following:

(a) Installments. A Participant may elect to have his benefits paid in approximately equal monthly, quarterly or annual installments over a period not exceeding his life expectancy or, if applicable, the joint life expectancies of the Participant and his Beneficiary. Prior to receiving payment in the form of installments, a Participant’s outstanding loans under the Plan, together with any accrued interest thereon, shall be treated as a distribution. Subject to the provisions of Section 14.2, a Participant may elect that, in the event of his death, his benefits will be paid to his Beneficiary or Beneficiaries in annual installments over the remaining period of his original election. Each installment shall be charged pro-rata to the Participant’s Accounts unless otherwise elected by the Participant.

(b) Small Account Balances. Notwithstanding any other provision of the Plan to the contrary, if a total Participant’s vested Account balance is $5,000 or less (excluding

Exhibit 10.4

Rollover Contributions), such balances shall be distributed as soon as practicable after his termination of employment in a lump-sum payment; provided, however, in the event of a distribution under this Section 14.3(b) that is greater than $1,000 (but that does not exceed $5,000), if the Participant does not elect to have such distribution paid in a Direct Rollover (pursuant to Section 14.4) to an eligible retirement plan (as defined in Section 402(c)(8)(B) of the Code) specified by the Participant or to receive the distribution directly, then the Plan Administrator will pay the distribution in a Direct Rollover to an individual retirement plan designated by the Plan Administrator.

(c) Assets Distributable. Generally, all distribution amounts from the Member Investment Component and Profit Sharing Component shall be determined by the recordkeeper using the net asset values of the Participant’s Investment Fund accounts as of the date that authorized distribution directions are received by the recordkeeper, and shall be paid in cash. Distributions attributable to amounts in the Company Stock Component that are invested in Company Stock shall be paid in cash unless a Participant elects to receive all or part of such distribution in Company Stock (provided that cash shall be distributed in lieu of any fractional share of Company Stock). Notwithstanding the foregoing, if a Participant elects to receive installment payments, his distribution shall be in cash.

(d) Post-Termination Partial Withdrawal After Age 55. A Participant who has terminated employment and reached age 55 may withdraw any portion of his Accounts under the Plan upon requesting a withdrawal from the recordkeeper.

Section 14.4 Direct Rollovers.

(a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant’s distribution election, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution (as defined in Section 402(f)(2)(A) of the Code) paid directly to an eligible retirement plan (as defined in Section 402(c)(8)(B) of the Code) specified by the Distributee in a Direct Rollover. An eligible rollover distribution made to a Participant may be rolled over directly to a Roth IRA (as described in Section 408A of the Code), subject to the restrictions set forth in such Code Section.

(b) Definitions.

(i) “Distributee”: A Distributee includes all Participants. With respect to a non-spouse Beneficiary, the term “eligible retirement plan” means an individual retirement account described in Section 408(b) of the Code (including a Roth IRA) which is established specifically for this purpose.

(ii) “Direct Rollover”: A Direct Rollover is a payment by the Plan to the eligible retirement plan specified by the Distributee.

Section 14.5 Distributions of Roth Deferral Contribution Accounts.

Exhibit 10.4

(a) Distributions after Termination. For purposes of ARTICLE IX, Roth Deferral Contribution Accounts shall be treated in the same manner as Pre-Tax Deferral Contributions Accounts.

(b) Qualified Distribution. Distributions from a Roth Deferral Contribution Account shall not be subject to taxation if the distribution is a qualified distribution, as described in Code Section 402A(d)(2). Notwithstanding anything herein to the contrary, the taxation of any distribution from the Roth Deferral Contribution Account shall be consistent with the Treasury Regulations under Code Section 402A.

(c) Direct Rollovers. Notwithstanding any other provision of the Plan, a direct rollover of a distribution from a Roth Deferral Contribution Account under the Plan will only be made to another Roth contribution account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c). Eligible rollover distributions from a Participant’s Roth Deferral Contribution Account shall be taken into account in determining whether the total amount of the Participant’s Account balances under Section 14.3(b) of the Plan exceed $1,000 or $5,000, as applicable, for purposes of mandatory distributions from the Plan.

Section 14.6 Facility of Payment; Incapacity.

(a) Whenever, and as often as, any person entitled to payments under the Plan is a minor or under other legal disability or, in the sole judgment of the Plan Administrator, shall otherwise be unable to apply such payments to his own best interest or advantage, the Plan Administrator may, in its discretion, direct that any payment due to him, unless claim therefor shall have been made by a duly appointed guardian or legal representative, shall be made directly to him or to another for his benefit without responsibility of the Plan Administrator, the Trustee, or the Company or any Related Company to see to the application of such payments, and the decision of the Plan Administrator shall in each case be final and binding upon all persons in interest.

(b) Prior to distribution under the Plan to any person who is a minor or under other legal disability or, in the sole judgment of the Plan Administrator, shall otherwise be unable to manage his financial affairs, such person’s duly appointed guardian or legal representative or other representative demonstrated to the Plan Administrator’s satisfaction to be authorized to act on behalf of such person may act on such person’s behalf under the Plan in respect of such person’s Account, and neither the Plan Administrator, the Trustee nor the Company or any Related Company shall be liable for any actions so taken or not taken by such representative.

Section 14.7 Interests Not Transferable. The interests of Participants and their Beneficiaries under the Plan and Trust agreement are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered, except in the case of certain qualified domestic relations orders which relate to the provision of child support, alimony or marital rights of a spouse, child or other dependent and which meet such other requirements as may be imposed by Section 414(p) of the Code. The Plan Administrator shall

Exhibit 10.4

establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Section 414(p) of the Code. Distributions to an alternate payee (as defined under Section 414(p)(8) of the Code) under a qualified domestic relations order are permitted at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under Section 414(p)(4)(B) of the Code) under the Plan. A distribution to an alternate payee before the Participant’s attainment of earliest retirement age is available only if: (a) the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (b) the alternate payee consents to any distribution occurring prior to the Participant’s attainment of earliest retirement age, if the present value of the alternate payee’s benefits under the Plan exceeds $5,000.

Section 14.8 Absence of Guaranty. There is no guarantee, by any person, that the Trust Fund will not suffer losses or depreciation. The Company does not guarantee any payment to any person. The liability of the Trustee to make any payment is limited to the available assets of the Trust Fund.

Section 14.9 Designation of Beneficiary. Each Participant, from time to time, in writing, may designate any person or persons (who may be designated contingently or successively) to whom his benefits are to be paid if he dies before he receives all of his benefits; provided, however, that if a Participant is married on the date of his death, any designation as Beneficiary of a person other than his spouse shall be effective only if:

(a) his spouse acknowledges the effect of that designation and consents to it and to the specific person or persons or class of persons so designated in a writing in such form as may be established from time to time, which writing is witnessed by a notary; or

(b) it is established to the satisfaction of an authorized Plan representative that the consent required under subsection (a) above cannot be obtained because there is no spouse, because the spouse cannot be located, the Participant is legally separated or the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to such effect, or because of such other circumstances as the Secretary of the Treasury may prescribe in regulations.

Beneficiary designation forms will be effective only when the signed form is filed while the Participant is alive and will cancel all Beneficiary designation forms signed earlier. Subject to the terms of any qualified domestic relations order under Section 14.7, or unless the Participant has indicated otherwise on the Beneficiary designation form, any designation of a Beneficiary identified as the Participant’s spouse shall be deemed revoked by the divorce of the Participant and such Beneficiary. Such revocation shall be effective upon receipt of acceptable documentary evidence of divorce, delivered to the Plan Administrator or its delegate, and neither the Company nor the Plan Administrator or its delegate shall be liable for any payment made to a Beneficiary in absence of such documentation. Except as otherwise specifically provided in this ARTICLE IX, if a deceased Participant failed to designate a Beneficiary as provided above, or if the designated Beneficiary of a deceased Participant dies before him or before complete payment of the Participant’s benefits, benefits shall be paid to the Participant’s surviving spouse or, if

Exhibit 10.4

there is no surviving spouse or if the Participant and the surviving spouse had been married for less than one year, to the legal representative or representatives of the estate of the last to die of the Participant and his Beneficiary. If there is any question as to the right of any Beneficiary to receive a distribution under the Plan, the Plan Administrator may exercise discretion in a manner that permits the Trustee to make payment to the legal representative of the Participant’s estate. The term “Beneficiary” as used in the Plan means the person or persons to whom a deceased Participant’s benefits are payable under this Section 14.9.

Section 14.10 Missing Recipient. Each Participant must file in writing his post office address from time to time and file in writing each change of post office address. Any communication, statement or notice addressed to a Participant at his last known post office address, or if no address is known then at the Participant’s last post office address as shown on the Company’s records, will be binding on the Participant for all purposes of the Plan. The Plan Administrator will make a reasonable effort to find the Participant. If a Participant entitled to benefits under the Plan fails to claim such benefits and it is not possible to reasonably find his whereabouts, such benefits shall be forfeited and shall be used until exhausted to reduce the Company contributions otherwise required under ARTICLE VII, of the Company or Related Company which last employed the Participant. If the location of the Participant is subsequently determined, such forfeiture shall be restored by the Company, without adjustment for earnings from the date of forfeiture, and such restoration shall not be treated as an Annual Addition for purposes of Section 12.1.

Section 14.11 Put Option. Shares of Company Stock acquired by the Trust shall be subject to a put option if the shares are not readily tradable on an established securities market within the meaning of Section 409(h)(1)(B) of the Code when distributed (or cease to be readily tradable on an established securities market after distribution). The put option shall be exercisable by the Participant or his Beneficiary. The put option shall be exercisable during a 15-month period which begins on the date the shares subject to the put option are distributed by the Plan. During this period, the holder of the put option shall have the right to cause the Company, by notifying it in writing, to purchase such shares at their Fair Market Value, as determined pursuant to Section 11.6. The put option shall continue to apply to shares of the Company Stock distributed by the Plan even if the Company Stock Component should at any time cease to be an employee stock ownership plan under Section 4975(e)(7) of the Code. The Administrative Committee may give the Trustee the option to assume the rights and obligations of the Company at the time the put option is exercised with respect to the repurchase of Company Stock.

If the entire value of all nonforfeitable amounts credited to a Participant is distributed to the Participant within one taxable year, payment of the price of the Company Stock purchased pursuant to an exercised put option shall be made in no more than five substantially equal annual payments, and the first installment shall be paid not later than thirty days after the Participant exercises the put option. The Plan shall provide adequate security and pay a reasonable rate of interest on amounts not paid after thirty days. If the entire value of all nonforfeitable amounts credited to a Participant is not distributed to the Participant within one taxable year, payment of the price of the Company Stock purchased pursuant to an exercised put option shall be made in a single sum not later than thirty days after the Participant exercises the put option.

Exhibit 10.4

ARTICLE XV

VOTING OF COMPANY STOCK

All shares of Company Stock held in the Company Stock Component shall be voted, tendered or exchanged as set forth in the Plan’s Trust agreement.

ARTICLE XVI

THE ADMINISTRATIVE COMMITTEE

Section 16.1 Membership. The Company, or its delegate, shall appoint the Administrative Committee as referred to in ARTICLE III of the Plan to administer the Plan as provided under this ARTICLE XVI. The Company, or its delegate, shall establish such procedures for administering the Plan and may allocate fiduciary and non-fiduciary responsibilities to others as it deems suitable.

Section 16.2 Rights, Powers and Duties. The Administrative Committee shall have the maximum discretion as may be necessary or advisable to discharge its administrative responsibilities under the Plan, including the following powers, rights and duties:

(a) to adopt such rules of procedure and regulations as, in its opinion, may be necessary or advisable for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan;

(b) to enforce the Plan in accordance with its terms and with such rules and regulations as may be adopted by the Administrative Committee;

(c) to make determinations with respect to all questions arising under the Plan, including questions of fact and questions relating to the eligibility, benefits and other Plan rights of Participants and Beneficiaries and to construe and interpret the Plan and remedy ambiguities, inconsistencies or omissions;

(d) to maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Administrative Committee may decide;

(e) to direct all benefit payments under the Plan;

(f) to delegate to Worker Members of the Company and the agents or counsel employed by the Administrative Committee such powers as the Administrative Committee considers desirable;

(g) to appoint one of its members or any other Worker Member to act as secretary of the Administrative Committee, and to authorize the secretary so appointed to act for the Administrative Committee in all routine matters connected with its responsibilities hereunder; and

Exhibit 10.4

(h) to recommend changes in the Plan to the Company. Notwithstanding the foregoing, any amendment that reasonably is expected to result in an increase of Plan costs by more than $1,000,000 on an annual basis, or any amendment to the Company Stock Component shall be made to the Board of Directors, which can accept or reject such recommendations at its discretion.

Section 16.3 Application of Rules. In operating and administering the Plan, the Administrative Committee shall apply all rules of procedure and regulations adopted by it in a uniform and nondiscriminatory manner.

Section 16.4 Remuneration and Expenses. No remuneration shall be paid to any Administrative Committee member who is a full time employee of the Company or a Related Company. An Administrative Committee member who is not a full time employee of the Company or a Related Company shall be entitled to compensation plus reimbursement of reasonable travel and other expenses.

Section 16.5 Indemnification of the Administrative Committee. The Administrative Committee and the individual members thereof and any Worker Members to whom the Administrative Committee has delegated responsibility in accordance with Section 16.2(f) shall be indemnified by the Company from and against any and all claims of liability to which he or she is subjected by reason of any act done or omitted to be done in good faith in connection with his or her duties as an Administrative Committee member, including all expenses reasonably incurred in his or her defense if the Company fails to provide such defense. No Administrative Committee member shall be liable for any act or omission of any other Administrative Committee member, nor for any act or omission upon his or her own part, excepting his or her own willful misconduct or gross negligence.

Section 16.6 Exercise of Administrative Committee’s Duties. Notwithstanding any other provisions of the Plan, the Administrative Committee shall discharge its duties hereunder solely in the interests of the Participants in the Plan and other persons entitled to benefits thereunder, and

(a) for the exclusive purpose of providing benefits to Participants and other persons entitled to benefits thereunder, and for defraying reasonable administrative expenses of the Plan; and

(b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

Section 16.7 Information to Be Furnished to Administrative Committee. The Company shall furnish the Administrative Committee with such data and information as may be appropriate. The records of the Company as to a Participant’s period of employment, termination of employment and the reasons therefor, leave of absence, reemployment and Eligible Pay and Eligible Wages will be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish to the

Exhibit 10.4

Administrative Committee such evidence, data or information as the Administrative Committee considers desirable to carry out the Plan.

Section 16.8 Resignation or Removal of Administrative Committee Member. An Administrative Committee member who ceases to be employed by the Company and all Related Companies, as determined by the Company, automatically shall be deemed to have resigned from the Administrative Committee as of the date of such termination of employment.

Section 16.9 Appointment of Successor Administrative Committee Member. The Company may fill any vacancy in the membership of the Administrative Committee and shall give prompt written notice thereof to the other Administrative Committee members and the Trustee. While there is a vacancy in the membership of the Administrative Committee, the remaining Administrative Committee members shall have the same powers as the full Administrative Committee until the vacancy is filled.

Section 16.10 Expenses of Administration. All reasonable and ordinary expenses of establishing and administering the Plan and the Trust will be paid by the Plan, to the extent permitted under applicable law, unless paid by the Company, including expenses of litigation in connection with the Plan, except where a Plan fiduciary is found by a court of law to have engaged in willful misconduct in regard to the Plan or Trust. The Administrative Committee may direct that certain administrative expenses shall be paid directly from the Accounts of the Participants and former Participants (or their Beneficiaries or alternate payees), including, but not limited to, loan fees, withdrawal fees, Investment Fund fees and recordkeeping expenses and the Administrative Committee may direct that some or all of those expenses shall only be paid from the Accounts of former Participants (or their Beneficiaries or alternate payees).

Section 16.11 Claims Procedure.

(a) Initial Claim for Benefits. If a Participant or Beneficiary believes he has not received the benefit he is entitled to receive under the Plan, the Participant or Beneficiary, or their designated representative (collectively, the “Claimant”) may file with the Administrative Committee a written claim for benefits. The Administrative Committee or its designee (“Claims Administrator”) must render its decision on the claim within 90 days of the Claimant’s written claim for benefits. If the Claims Administrator determines that an extension of time for processing the claim is required, written notice of the extension will be furnished to the Claimant prior to the termination of the initial 90 day period. The extension notice shall indicate the circumstances requiring an extension of time and the date by which the Claims Administrator expects to render the benefit determination.

(b) Notification by the Claims Administrator. In the event the Claims Administrator denies a claim for benefits in whole or in part, the Claims Administrator will notify the Claimant in writing of the denial of the claim. Such notice by the Claims Administrator will also set forth, in a manner calculated to be understood by the Claimant, the specific reason for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary,

Exhibit 10.4

and an explanation of the Plan’s claim review procedure and of his right to file a civil action under Section 502(a) of ERISA following a claim denial on final review.

(c) Review Procedure. A Claimant may appeal a denial of his claim by requesting a review of the decision by the Plan Administrator. An appeal must be submitted in writing within 60 days after the denial and must (i) request a review of the claim for benefits under the Plan, (ii) set forth all of the grounds upon which the Claimant’s request for review is based and any facts in support thereof, and (iii) set forth any issues or comments which the Claimant deems pertinent to the appeal. The Claimant may submit written comments, documents, records and other information relating to the claim. The Claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim. The Plan Administrator will provide for a full and fair review of the claim denial that takes into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information submitted by the Claimant relating to the claim, was submitted or considered in the initial benefit determination. The review of the claim denial will be undertaken by the Plan Administrator or the person or persons, acting as “named fiduciaries,” to whom such power and duty has been delegated by the Plan Administrator. In performing its duties hereunder, such Plan fiduciary (the “Reviewing Fiduciary”) shall have the powers to interpret the Plan and make factual findings with respect thereto as are granted to the Administrative Committee under Section 16.2(c), and its determination shall be final and binding on persons and entities, and shall be given the maximum possible deference permitted by law.

(d) Decision on Review. The Reviewing Fiduciary will issue a decision on review not later than 60 days after receipt of a request for review from a Claimant unless special circumstances require a longer period of time, in which case a decision shall be rendered as soon as possible but not later than 120 days after receipt of the Claimant’s request for review. In the event that a period of time is extended due to a Claimant’s failure to submit information necessary to make the determination on review regarding a claim, the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

(e) Notification of Decision on Review. The decision on review shall be in writing (or in electronic form) and shall include:

(i) specific reasons for the decision, written in a manner calculated to be understood by the Claimant;

(ii) specific references to the pertinent Plan provisions on which the decision is based;

(iii) a statement of the Claimant’s right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits; and

Exhibit 10.4

(iv) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA.

(f) Exhaustion of Remedies. The Reviewing Fiduciary’s decision on review shall be final and binding on all persons and entities for all purposes, and shall be given the maximum possible deference permitted by law. A Claimant who fails to file a request for review in accordance with the claims procedure established under the Plan shall have no right to review and shall have no right to bring an action with respect to the claim in any court.

ARTICLE XVII

THE INVESTMENT COMMITTEE

Section 17.1 Establishment of Investment Committee. The Company, or its delegate, shall appoint an Investment Committee of at least five Members. The Investment Committee shall have the responsibility for control and management of the assets of the Plan (other than the Company Stock Component), shall be a named fiduciary under ERISA with respect to such control and management, and shall select the Investment Funds under the Plan as described in Section 10.1. If an Investment Committee member who is an employee of the Company or a Related Company ceases to be so employed, then he or she automatically shall be deemed to have resigned from the Investment Committee as of the date of his or her termination of employment. No remuneration shall be paid to any Investment Committee member who is a full time employee of the Company or a Related Company. An Investment Committee member who is not a full time employee of the Company or a Related Company shall be entitled to compensation plus reimbursement of reasonable travel and other expenses.

Section 17.2 Majority Action. Any action taken by the Investment Committee shall be by a majority of the members thereof. The Investment Committee may act by voting at a meeting or by writing without a meeting. Any action of the Investment Committee shall be sufficiently evidenced if it is certified thereto by any member thereof or by the secretary thereof.

Section 17.3 Powers of the Investment Committee. Subject to the provisions of the Plan (including, without limitation, Sections 11.1 and 11.2) regarding the Company Stock Component, the Investment Committee shall have the following powers:

(a) To adopt such bylaws as it shall deem necessary for the development of an efficient and sound investment program;

(b) To employ advisors (who may, but need not, be advisors to the Company) with respect to investment, actuarial, legal, accounting and other matters as it may deem necessary for the proper exercise of its duties;

(c) To appoint one of its members, or any Worker Member of the Company, to act as secretary of the Investment Committee; and

Exhibit 10.4

(d) To allocate fiduciary and non-fiduciary responsibilities to others as it deems suitable.

The Investment Committee also may appoint one or more investment managers (as defined in Section 3(38) of ERISA) who shall have such authority, duties and powers as the Investment Committee shall determine in its appointment and agreement with such investment manager(s), and/or as set forth in the Plan. In the event of any such appointment, the Trustee shall follow the instructions of the Investment Manager in investing and administering the Trust assets managed by the Investment Manager.

However, the foregoing list of express powers is not intended to be either complete or inclusive, and the Investment Committee shall have such additional powers as it may reasonably deem to be necessary for the performance of its duties under the Plan and Trust.

Section 17.4 Duties of the Investment Committee. As a part of its general duties in supervising the investment policy of an Investment Fund, the Investment Committee shall:

(a) Review the investment portfolio constituting the Investment Fund at least annually.

(b) Give the Trustee specific directions in writing with respect to investments, reinvestments and changing of investments, all as set out in the Trust Agreement.

(c) Provide the Plan Administrator and the Administrative Committee with such information, and at such times, as may be required by the Plan Administrator or as may be needed by the Administrative Committee to carry out their duties.

(d) Advise the Plan Administrator with respect to any costs, expenses, taxes or other charges (excluding any loss as a result of the sale of assets) incurred solely by reason of a sale or purchase of assets in order to properly reallocate assets between the separate Investment Funds established hereunder, and, at the request of the Administrative Committee, advise the Administrative Committee with respect to the proper apportionment of said costs, expenses, taxes or other charges, so as to fairly reflect that portion attributable to the reallocation of assets on behalf of each Participant.

Section 17.5 Indemnification of the Investment Committee. The Investment Committee and the individual members thereof shall be indemnified and saved harmless by the Company (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to his or her duties as a member) from and against any and all claims of liability to which he or she is subjected by reason of any act done or omitted to be done in good faith in connection with his or her duties as a member of the Investment Committee, including all expenses reasonably incurred in his or her defense if the Company fails to provide such defense. No member of the Investment Committee shall be liable for any act or omission of any other member thereof, nor for any act or omission upon his or her own part, excepting his or her own willful misconduct or gross negligence.

Exhibit 10.4

ARTICLE XVIII

AMENDMENT AND TERMINATION

Section 18.1 Amendment. While the Company expects and intends to continue the Plan, the Company reserves the right to amend the Plan at any time, provided, that no amendment shall reduce a Participant’s benefits to less than the amount he would be entitled to receive if he had resigned from the employ of the Company immediately prior to the effective date of the amendment. Notwithstanding this Section 18.1 but subject to Sections 11.1 and 11.2, with respect to officers of the Company who are subject to Article 16 of the Securities Exchange Act of 1934, any provisions relating to their participation in the Plan or the price, timing and amount of contributions or allocations of Company Stock, if any, to their Accounts may not be amended more frequently than once every six months, other than to comply with any amendments required under the Code or ERISA.

Section 18.2 Termination. The Plan will terminate as to all Worker Members on any day specified by the Company. The Plan will terminate as to the Company on the first to occur of the following:

(a) the date it is terminated by the Company;

(b) the date that the Company completely discontinues its contributions under the Plan;

(c) the date that the Company is judicially declared bankrupt or insolvent; or

(d) the dissolution, merger, consolidation or reorganization of the Company, or the sale by the Company of all or substantially all of its assets, except that, subject to the provisions of Section 18.3, in any such event arrangements may be made whereby the Plan will be continued by any successor to the Company or any purchaser of all or substantially all of the Company’s assets, in which case the successor or purchaser will be substituted for the Company under the Plan.

Section 18.3 Merger and Consolidation of Plan, Transfer of Plan Asset. In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provisions shall be made so that each affected Participant in the Plan on the date thereof (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had then terminated.

Section 18.4 Notice of Amendment, Termination or Partial Termination. Affected Participants and Beneficiaries will be notified of an amendment, termination or partial termination of the Plan as required by law.

Section 18.5 Vesting and Distribution on Termination and Partial Termination. On termination of the Plan in accordance with Section 18.2, on partial termination of the Plan by operation of law, or in the event of a complete discontinuance of Company contributions to the Plan, each affected Participant’s benefits will be nonforfeitable. If, on termination or partial

Exhibit 10.4

termination of the Plan, a Participant remains in the employ of an Employer or a Related Company, the amount of his benefits shall be retained in the Trust until after his termination of employment with all of the Employers and Related Companies and shall be paid to him in accordance with the provisions of ARTICLE XIV. The benefits payable to an affected Participant whose employment with all of the Employers and Related Companies is terminated coincident with the termination or partial termination of the Plan (and the benefits payable to an affected Participant on partial termination of the Plan) shall be paid to him in accordance with the provisions of ARTICLE XIV. All appropriate accounting provisions of the Plan will continue to apply until the benefits of all affected Participants have been distributed to them.

Section 18.6 Limitation on Right to Amend. No amendment shall be made to this Plan which shall:

(a) change the vesting schedule under the Plan unless (i) each Worker Member with at least three Years of Service is permitted to elect to continue to have the prior vesting provisions apply to him, by making the election within 60 days after the latest of the date on which the amendment is adopted, the date on which the amendment is effective, or the date on which the Participant is issued written notice of the amendment, and (ii) effective as of August 9, 2006, with respect to benefits accrued as of the later of the adoption date or the effective date of the amendment, the vested percentage of each Worker Member is determined as the greater of the vested percentage under the old vesting schedule or the vested percentage under the new vesting schedule; or

(b) reduce the accrued benefit of a Participant within the meaning of Section 411(d)(6) of the Code, except to the extent permitted under the Code.

ARTICLE XIX

TOP HEAVY STATUS

Section 19.1 Determination of Top-Heavy Status. The Plan will be considered a top-heavy plan for the Plan Year if as of the last day of the preceding Plan Year (1) the Account balances of Worker Members who are key employees (as defined in Section 416(i) of the Code) exceed 60 percent (60%) of the Account balances of all Worker Members (the “60 Percent Test”) or (2) the Plan is part of a required aggregation group and the required aggregation group is top-heavy. However, and notwithstanding the results of the 60 Percent Test, the Plan shall not be considered a top-heavy plan for any Plan Year in which the Plan is a part of a required or permissive aggregation group which is not top-heavy. The top-heavy ratio shall be computed pursuant to Section 416(g) of the Code. A “required aggregation group” is each plan of the Company or a Related Company in which a key employee is a participant at any time during the Plan Year containing the determination date or any of the four preceding Plan Years, and each other plan of the Company or a Related Company, if any, which enables such plan to meet the requirements of Code Section 401(a)(4) or 410. The Company may treat any plan not required to be included in an aggregation group as being part of a “permissive aggregation group” if such

Exhibit 10.4

group would continue to meet the requirements of Code Sections 401(a)(4) and 410 with such plan being taken into account.

Section 19.2 Minimum Benefit. The Company’s contribution to a Worker Member’s Company Matching Contribution Account shall be increased as necessary so that it equals at least 3 percent (3%) of the Worker Member’s compensation (including Deferral Contributions and Company Matching Contributions, in accordance with Code Section 416) except that this Section 19.2 shall not apply if:

(a) the Worker Member is also a participant in a defined benefit plan of the Company,

(b) the defined benefit plan is a top-heavy plan, and

(c) the Worker Member receives from such defined benefit plan the defined benefit minimum required under Section 416(c)(1) of the Code.

Section 19.3 Code Section 416. Notwithstanding anything in this ARTICLE XIX to the contrary, Section 416 of the Code is hereby incorporated by reference and the provisions of this ARTICLE XIX shall at all times comply with Code Section 416.

* * * * * * * * * * * *

EXECUTED this _____ day of ________________, 2024 to be effective as indicated herein.

WOODWARD, INC.

By:

Its:

Exhibit 10.4

SUPPLEMENT A

PROVISIONS APPLICABLE TO EMPLOYEES OF WOODWARD HRT, INC.

Section A-1 Application. The provisions of this Supplement A shall apply effective April 3, 2009 (unless otherwise provided) with respect to Worker Members who are employees of Woodward HRT, Inc. (an “HRT Participant” or the “HRT Participants”). Except as otherwise provided in this Supplement A, all provisions of the Plan shall apply to HRT Participants. Unless the context otherwise requires, the term “Company” shall include, in addition to Woodward, Inc., Woodward HRT, Inc. for purposes of participation of Worker Members in the Plan, contributions under ARTICLE VI, Section 7.2, ARTICLE VIII and ARTICLE XI (subject to the limitations in Section A-3) and provisions relating thereto.

Section A-2 Worker Member. Notwithstanding any provision of ARTICLE II, the term “Worker Member” shall include an employee of Woodward HRT, Inc.

Section A-3 Participation. Notwithstanding any provision of Section 5.1 and except as provided in Section A-4.4, for purposes of determining whether an HRT Participant is eligible to participate in various components of the Plan in accordance with Section 4.1, the HRT Participant shall be credited with service for all periods of employment with HR Textron Inc., Textron Inc. or any entity that was, on or prior to April 3, 2009, a member of the controlled group with Textron Inc. (determined in accordance with Code Section 414(b), (c), (m) or (o)) or their predecessors (provided that the HRT Participant was employed by HR Textron Inc. immediately before April 3, 2009 and became a Worker Member as of such date and provided further that Textron Inc. recognized such service for purposes of eligibility under the Textron Savings Plan (collectively, “Textron Service”)). In no event, however, shall any HRT Participant be eligible for Grandfathered Contributions under Section 7.3(a) of the Plan. Additionally, an HRT Participant shall not be eligible for participation in the Company Stock Component of the Plan pursuant to ARTICLE XI: (a) for any Plan Year beginning before January 1, 2010, (b) effective for Plan Years during the period beginning on or after January 1, 2010 and ending December 31, 2014, if, and for the period thereof during which, the HRT Participant is a “Covered Employee” under Addendum A of the Woodward HRT Pension Plan, or (c) effective for Plan Years beginning on or after January 1, 2010, if, and for the period thereof during which, the HRT Participant is any one or more of (I) in respect of the period on or prior to April 19, 2010, for purposes of collective bargaining part of a collective bargaining unit represented by a collective bargaining agent or (II) an “Employee” under Addendum B of the Woodward HRT Pension Plan.

Section A-4 Contributions.

A-4.1 Pre-Tax Deferral Contributions. For purposes of Section 6.1 (and, where applicable, Section 6.5), an HRT Participant’s election in effect under the Textron Savings Plan on April 3, 2009 to have a percentage of his eligible compensation (as defined under the Textron Savings Plan) contributed to the Textron Savings Plan as a pre-tax elective deferrals (as defined under the Textron Savings Plan) (and, where applicable a catch-up contribution) shall be deemed to be such HRT Participant’s authorization pursuant to Section 6.1 (and, where applicable, Section 6.5) of the Plan to have an

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equivalent percentage of the HRT Participant’s Eligible Pay contributed to the Plan as Pre-Tax Payroll Deferrals (and, where applicable Catch-up Contributions). For purposes of this Section A-4.1, any HRT Participant’s election under the Textron Savings Plan expressed as a dollar amount shall be treated as an election to have a corresponding percentage of the HRT Participant’s Eligible Pay contributed to the Plan, determined by dividing such dollar amount by the HRT Participant’s Eligible Pay as of April 3, 2009 and multiplying such fraction by 100% (adjusted to the nearest whole percentage). Any such deemed authorization shall be effective as of April 3, 2009 and shall remain in effect until the HRT Participant changes such authorization in accordance with Section 6.4.

A-4.2 Roth Deferral Contributions. For purposes of Section 6.2, an HRT Participant’s election in effect under the Textron Savings Plan on April 3, 2009 to have a percentage of his eligible compensation (as defined under the Textron Savings Plan) contributed to the Textron Savings Plan as a Roth elective deferral (as defined under the Textron Savings Plan) (and, where applicable, a catch-up contribution) shall be deemed to be such HRT Participant’s election pursuant to Section 6.2 to have an equivalent percentage of the HRT Participant’s Eligible Pay contributed to the Plan as Roth Deferral Contributions or Roth Catch-Up Contributions. For purposes of this Section A-4.2, any HRT Participant’s election under the Textron Savings Plan expressed as a dollar amount shall be treated as an election to have a corresponding percentage of the HRT Participant’s Eligible Pay contributed to the Plan, determined by dividing such dollar amount by the HRT Participant’s Eligible Pay as of April 3, 2009 and multiplying such fraction by 100% (adjusted to the nearest whole percentage). Any such deemed election shall be effective as of April 3, 2009 and shall remain in effect until the HRT Participant changes such election in accordance with Section 6.4 and Section 6.2.

A-4.3 After-Tax Contributions. An HRT Participant’s election to contribute a portion of his compensation to the Textron Savings Plan as an After-Tax Contribution (as defined under the Textron Savings Plan) in effect as of April 3, 2009 shall have no force or effect for purposes of the Plan.

A-4.4 Company Matching Contributions. Notwithstanding any provision of Section 7.2 to the contrary, the amount of a Company Matching Contribution for a Plan Year on behalf of any HRT Participant who has not completed at least one Year of Service (disregarding for these purposes all Textron Service) shall be equal to fifty percent (50%) of the sum of the HRT Participant’s Pre-Tax Deferral Contributions and Roth Deferral Contributions (excluding Catch-up Contributions) up to a maximum of five percent (5%) of the HRT Participant’s Eligible Pay. Notwithstanding the foregoing, or Section 7.2 of the Plan, effective as of January 1, 2010, the following provisions shall apply:

(a) An HRT Participant shall not be eligible for Company Matching Contributions under the Plan for the portion of any Plan Year during the period beginning on and after January 1, 2010 and ending December 31, 2014 during which he is a “Covered Employee” under Addendum A of the Woodward HRT Pension Plan.

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(b) Any HRT Participant who is covered by the collective bargaining agreement between the Company and the District Lodge 727-N, International Association of Machinists and Aerospace Workers, for and on behalf of its Local Lodge 758 for the period from January 1, 2010 through April 18, 2010, shall be eligible for Company Matching Contributions for such period equal to fifty percent (50%) of the sum of the HRT Participant’s Pre-Tax Deferral Contributions and Roth Deferral Contributions (excluding Catch-Up Contributions) for such period up to a maximum of five percent (5%) of the HRT Participant’s Eligible Pay.

(c) An HRT Participant shall not be eligible for Company Matching Contributions under the Plan on and after April 19, 2010 during any period in which he is an “Employee” under Addendum B of the HRT Pension Plan.

(d) Any HRT Participant who is not described in any one or more of subsection (a), (b) or (c) above with respect to all or any portion of a Plan Year beginning on or after January 1, 2010 shall be eligible for Company Matching Contributions in accordance with Section 7.2 for such Plan Year, or the portion thereof, with respect to which he is not so described.

Section A-5 Duarte Members. The provisions of this Section A-5 of this Supplement A shall apply effective March 2, 2013 (unless otherwise provided) with respect to Worker Members who are former employees of GE Aviation Systems LLC at its Duarte, CA facility and who become HRT Participants on or after March 2, 2013 (a “Duarte Participant” or the “Duarte Participants”). Except as otherwise provided in this Section A-5, all provisions of the Plan shall apply to the Duarte Participants.

A-5.1 Participation. Notwithstanding any provision of Section 5.1 or Section A-3, for purposes of determining whether a Duarte Participant is eligible to participate in various components of the Plan in accordance with Section 4.1, the Duarte Participant shall be credited with service for all periods of employment with GE Aviation Systems LLC or any entity that was, on or prior to March 2, 2013, a member of the controlled group with of GE Aviation Systems LLC (determined in accordance with Code Section 414(b), (c), (m) or (o)) or their predecessors (provided that the Duarte Participant was employed by GE Aviation Systems LLC immediately before March 2, 2013 and provided further that GE Aviation Systems LLC recognized such service for purposes of eligibility under the GE Incentive Savings Plan for Union Employees of Aviation Systems, Unison Engine Components and Times Microwave Systems (the “GE Savings Plan”)). In no event, however, shall any Duarte Participant be eligible for Grandfathered Contributions under Section 7.3 of the Plan. Additionally, a Duarte Participant shall not be eligible for participation in the Company Stock Component of the Plan pursuant to ARTICLE XI (a) for any Plan Year beginning before January 1, 2013, and (b) with respect to any Duarte Union Participant (as defined below), for any period of employment prior to June 1, 2013.

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A-5.2 Contributions.

(a) Deferral Contributions. A Duarte Participant shall be eligible to have a percentage of his Eligible Pay contributed to the Plan as Pre-Tax Deferral Contributions or Roth Deferral Contributions in accordance with the provisions of ARTICLE VI of the Plan (including pursuant to an Automatic Contribution Arrangement as provided in Section 6.7, if applicable).

(b) After-Tax Contributions. A Duarte Participant’s election to contribute a portion of his compensation to the GE Savings Plan as an After-Tax Employee Contribution (as defined under the GE Savings Plan) in effect as of March 2, 2013 shall have no force or effect for purposes of the Plan.

(c) Company Matching Contributions. Notwithstanding any provision of Section 7.2 or Section A-4.4 to the contrary, the following provisions shall apply:

(i) Effective for the period commencing on March 2, 2013 and ending June 6, 2013, any Duarte Participant who is covered by the collective bargaining agreement between the Company and the International Union, United Automobile, Aerospace, and Agricultural Implement Workers of America and its Local No. 509 (a “Duarte Union Participant”), shall be eligible for Company Matching Contributions equal to fifty percent (50%) of the sum of the Duarte Union Participant’s Pre-Tax Deferral Contributions and Roth Deferral Contributions for such period up to a maximum of six percent (6%) of the Duarte Participant’s Eligible Pay. Notwithstanding the foregoing, effective as of June 7, 2013, all Duarte Union Participants shall be eligible for Company Matching Contributions in accordance with Section 7.2 of the Plan.

(ii) Any Duarte Participant who is not described in Section A-5.2(c)(i) above with respect to all or any portion of a Plan Year beginning on or after January 1, 2013 shall be eligible for Company Matching Contributions in accordance with Section 7.2 for such Plan Year, or the portion thereof, with respect to which he is not so described.

(d) Profit Sharing Contributions.

(i) For any Plan Year beginning on or after January 1, 2013, the Company may contribute to the Plan, on behalf of each Duarte Union Participant who, on the last day of the Plan Year, is actively employed by, or on an approved leave of absence from, the Company, such amount as may be determined in the sole discretion of the Board of Directors.

(ii) For any Plan Year in which a Profit Sharing Contribution is made under this Section A-5.2(d), the Account of each eligible Duarte Union Participant shall be allocated an amount in the proportion that each eligible Duarte Union Participant’s Eligible Pay bears to the aggregate Eligible Pay of all eligible Duarte Union Participants.

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(iii) For accounting purposes, the Administrative Committee shall establish and maintain a separate Account for each eligible Duarte Union Participant to which shall be allocated the eligible Duarte Union Participant’s share of Profit Sharing Contributions, if any, and any respective earnings and losses thereon. The portion of a Duarte Union Participant’s Account attributable to Profit Sharing Contributions, including any respective earnings and losses thereon, shall be invested in accordance with ARTICLE X.

A-5.3 Vesting and Forfeitures.

(a) Vested Interest. Notwithstanding any provision of Section 14.1 to the contrary, a Duarte Union Participant’s vested interest in (i) any amounts credited to his Company Matching Contributions Account prior to June 7, 2013 and (ii) his Profit Sharing Contribution Account shall be determined under the following schedule:

Years of Vesting Service Vested Percentage

Less than 1 0%

At least 1 year, but less than 2 years 33%

At least 2 years, but less than 3 years 67%

3 or more years 100%

Further notwithstanding the foregoing, a Duarte Union Participant shall be fully (100%) vested in his Company Matching Contribution Account and Profit Sharing Contribution Account if he (i) is an employee of the Company on the first day of the month following the date on which the Duarte Union Participant attains age 60, (ii) dies while employed by the Company or while performing “qualified military service” (within the meaning of Code Section 414(u)) or (iii) suffers a Disability or is judicially declared incompetent while employed by the Company or after a termination of employment with the Company but prior to incurring a Period of Severance. All amounts credited to a Duarte Union Participant’s Company Matching Contributions Account after June 6, 2013 shall at all times be nonforfeitable.

(b) Years of Vesting Service. For purposes of this Section A-5 of Supplement A to the Plan, the term “Years of Vesting Service” means, with respect to any Duarte Union Participant, the service credited for purposes of determining the Duarte Union Participant’s vested interest in his Company Matching Contribution Account and Profit Sharing Contribution Account. The following rules shall apply in calculating Years of Vesting Service:

(i) A Duarte Union Participant shall be credited with full and partial Years of Vesting Service for the period from his Employment Commencement Date to his Severance Date. Years of Vesting Service shall be calculated on the basis that 12 consecutive months of employment equal 1 year and non-consecutive periods of employment which are not disregarded under subsection (iv) shall be aggregated.

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(ii) If a Duarte Union Participant retires, quits or is discharged or otherwise experiences a Separation from Service, the period commencing on the Duarte Union Participant’s Severance Date and ending on the first date on which he again performs an Hour of Service shall be taken into account, if such date is within 12 consecutive months of the date on which he last performed an Hour of Service.

(iii) If the Duarte Union Participant is absent from work for a reason other than one specified in Section A-5.3(b)(ii) and within 12 months of the first day of such absence, the Duarte Union Participant retires, quits or is discharged or otherwise experiences a Separation from Service, the period commencing on the first day of such absence and ending on the first date on which he again performs an Hour of Service shall be taken into account, if such date is within 12 consecutive months of the date on which his absence began.

(iv) The Years of Vesting Service completed by a Duarte Union Participant prior to a Period of Severance of at least 60 consecutive months shall be disregarded if the Duarte Union Participant had no vested interest in any of his Accounts as of the beginning of the Period of Severance and the Period of Severance is equal to (or greater than) the Duarte Union Participant’s Years of Vesting Service preceding that Period of Severance.

(v) Notwithstanding any other provision of this Section A-5.3(b), a Duarte Union Participant shall be credited with service for all periods of employment with GE Aviation Systems LLC or any entity that was, on or prior to March 2, 2013, a member of the controlled group with of GE Aviation Systems LLC (determined in accordance with Code Section 414(b), (c), (m) or (o)) or their predecessors (provided that the Duarte Participant was employed by GE Aviation Systems LLC immediately before March 2, 2013 and provided further that GE Aviation Systems LLC recognized such service for purposes of vesting under the GE Savings Plan.

(vi) Notwithstanding any provision of the Plan to the contrary, the calculation of a Duarte Union Participant’s Years of Vesting Service shall comply with Section 411 of the Code.

(c) Forfeitures.

(i) The Account of a Duarte Union Participant who has had a Separation from Service shall be closed, and the forfeitable amount held therein shall be forfeited on the earlier of: (A) the date on which he receives a distribution of his entire vested interest in his Account; or (B) the date on which he incurs a Period of Severance of at least 60 consecutive months.

(ii) A Duarte Union Participant who has a Separation from Service at a time when his vested interest in his Account is zero shall be deemed to have received a cash-out of his Account as soon as administratively practicable

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following the date of his Separation from Service and his Account shall be forfeited.

(iii) Subject to subsection (iv) below, any amounts forfeited from a Duarte Union Participant’s Account under subsections (i) or (ii) above shall be used until exhausted to reduce the Company contributions otherwise required under ARTICLE VII.

(iv) If a Duarte Union Participant who has received a distribution, or has been deemed to have received a distribution, under this Section A-5.3(c), whereby any part of his Account has been forfeited, again becomes a Worker Member eligible to participate in the Plan prior to incurring 5 consecutive Periods of Severance and, if the distribution was made under subsection (i)(A), repays the amount of the distribution no later than the fifth anniversary of the date on which the Duarte Union Participant again becomes a Worker Member eligible to participate in the Plan, the amount so forfeited shall be restored to his Account. Amounts restored under this subsection (iv) shall be funded through current forfeitures or additional contributions by the Company.

(d) Definitions. The following terms shall have the following meanings for purposes of this Section A-5.3.

(i) Employment Commencement Date means, with respect to a Duarte Union Participant, the first date on which such Participant performs an Hour of Service or, with respect to a Duarte Union Participant who has incurred a Period of Severance, the first date following the Period of Severance on which such Participant performs an Hour of Service.

(ii) Period of Severance means the total period between a Duarte Union Participant’s Severance Date and the date the Duarte Union Participant is first credited with an Hour of Service after his Severance Date.

(iii) Separation from Service means, for any Duarte Union Participant, his death, retirement, voluntary or involuntary termination, Disability or any other absence, termination or other separation from employment that causes him to cease to be a Worker Member.

(iv) Severance Date means the earlier of (A) the date on which a Duarte Union Participant incurs a Separation from Service, or (B) the first anniversary of the date that the Duarte Union Participant is otherwise first absent from work for the Company and all Related Employers (with or without pay) for any other reason.

A-5.4 Pre-Termination Withdrawals and Loans.

(a) Pre-Termination Withdrawals. In accordance with the provisions of Section 13.1 of the Plan, a Duarte Union Participant may withdraw on or after the date the Duarte Union Participant attains age 59-1/2 all or any portion of his vested Profit

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Sharing Account and vested Company Matching Contribution Account. In addition, a Duarte Union Participant may withdraw all or any portion of his vested Profit Sharing Account to the extent necessary to meet a Hardship (as defined in Section 13.2).

(b) Loans. A Duarte Union Participant may request a loan from the vested portion of his Profit Sharing Account and the vested portion of his Company Matching Contribution Account in accordance with the provisions of Section 13.3 of the Plan.

(c) Post-Termination Partial Withdrawal After Age 55. A Duarte Union Participant who has terminated employment and reached age 55 may withdraw any portion of his vested Accounts under the Plan upon requesting a withdrawal from the recordkeeper.

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Exhibit 10.4

SUPPLEMENT B

PROVISIONS APPLICABLE TO EMPLOYEES OF WOODWARD MPC, INC.

Section B-1 Application. The provisions of this Supplement B shall apply, effective January 1, 2010 (unless otherwise provided), with respect to employees or former employees of MPC Products Corporation (also known as Woodward MPC, Inc.) (“MPC”), who became Participants in the Plan on or after January 1, 2010, including participants and former participants under the MPC Products Corporation Performance Incentive Plan (the “MPC Plan”) whose account balances thereunder were transferred to the Plan in connection with the merger of the MPC Plan with and into this Plan on January 1, 2010 (an “MPC Participant” or the “MPC Participants”). Except as otherwise provided in this Supplement B, all provisions of the Plan shall apply to MPC Participants effective January 1, 2010. Unless the context otherwise requires, the term “Company” shall include, in addition to Woodward, Inc., Woodward MPC, Inc. for purposes of participation in, and eligibility for contributions under, the Plan.

Section B-2 Worker Member. Notwithstanding any provision of ARTICLE II, the term “Worker Member” shall include on and after January 1, 2010, an employee of MPC.

Section B-3 Participation. Notwithstanding any provision of Section 5.1, for purposes of determining whether a Worker Member employed by MPC is eligible to participate on or after January 1, 2010 in various components of the Plan in accordance with Section 4.1, the Worker Member shall be credited with service for all periods of employment with MPC prior to January 1, 2010 to the extent he was credited with “eligibility service” under the MPC Plan. In no event, however, shall any MPC Participant be eligible for Grandfathered Contributions under Section 7.3 of the Plan. Additionally, an MPC Participant shall not be eligible for participation in the Company Stock Component of the Plan or in contributions under Sections 7.1 and 7.2 for any Plan Year beginning before January 1, 2010.

Section B-4 Establishment of MPC Accounts.

(a) For accounting purposes, effective January 1, 2010, the Administrative Committee shall (i) establish and maintain for each MPC Participant the applicable separate Accounts described in subsection (b) below (collectively, the “MPC Accounts”), (ii) allocate among such Accounts the MPC Participant’s corresponding account balances that were transferred to the Plan from the MPC Plan (the “MPC Transfer Amount”), and (iii) thereafter credit or debit such Accounts with their allocable share of earnings and losses thereon, distributions therefrom, and expenses chargeable thereto. The MPC Accounts shall be invested in the Membership Investment Component in accordance with ARTICLE X of the Plan.

(b) The Committee shall establish for each MPC Participant as part of his Account the following MPC Accounts to the extent applicable:

(i) The MPC Deferral Contribution Account, to which the Administrative Committee shall allocate the portion of the MPC Transfer

1

Amount, if any, attributable to deferral contributions and catch-up contributions, including earnings and losses thereon.

(ii) The MPC Matching Contribution Account, to which the Administrative Committee shall allocate the portion of the MPC Transfer Amount, if any, attributable to employer matching contributions, including earnings and losses thereon.

(iii) The MPC Safe Harbor Contribution Account, to which the Administrative Committee shall allocate the portion of the MPC Transfer Amount, if any, attributable to safe harbor nonelective employer contributions, including earnings and losses thereon.

(iv) The MPC Discretionary Contribution Account, to which the Administrative Committee shall allocate the portion of the MPC Transfer Amount, if any, attributable to discretionary nonelective employer contributions, including earnings and losses thereon.

(v) The MPC Money Purchase Account, to which the Administrative Committee shall allocate the portion of the MPC Transfer Amount, if any, attributable to the frozen money purchase account that was maintained for the MPC Participant under the MPC Plan.

(vi) The MPC Rollover Contribution Account, to which the Administrative Committee shall allocate the portion of the MPC Transfer Amount, if any, attributable to rollover contributions, including earnings and losses thereon.

Section B-5 Pre-Termination Withdrawals. Notwithstanding the provisions of Section 13.1 of the Plan, an MPC Participant may, before his termination of employment, elect to withdraw in a lump sum cash payment all or any portion of the value of his MPC Accounts in accordance with the following provisions of this Section B-5:

(a) An MPC Participant may withdraw all or any portion of his MPC Accounts on or after the date on which the MPC Participant attains his “normal retirement age,” which, solely for purposes of withdrawals or distributions from the MPC Accounts, shall mean the age of 59-1/2. Any withdrawal from an MPC Participant’s MPC Money Purchase Account, however, shall be made in accordance with the provisions of Section B-6 of this Supplement.

(b) An MPC Participant may withdraw all or any portion of his MPC Deferral Contribution Account to the extent necessary to meet a Hardship, in accordance with and subject to Sections 13.1 and 13.2.

(c) An MPC Participant who is credited with at least seven (7) Years of Service (including “years of vesting service” credited under the MPC Plan) and has been a Participant in the Plan (including the period of participation in the MPC Plan) for at least sixty (60) months, may withdraw all or any portion of his

2

MPC Matching Contribution Account and MPC Discretionary Contribution Account; provided, however, that only one such withdrawal may be made during any Plan Year.

(d) An MPC Participant may withdraw all or any portion of his MPC Rollover Contribution Account at any time.

Section B-6 Joint and Survivor Annuity Requirements.

(a) Applicability. The provisions of this Section B-6 shall apply only to an MPC Participant’s MPC Money Purchase Accounts. With respect to the MPC Money Purchase Accounts (as adjusted for any subsequent earnings or losses), the provisions of this Section B-6 shall override any conflicting provision in the Plan.

(b) General Rules.

(i) Unless an MPC Participant elects, pursuant to a Qualified Election made within the one hundred eighty (180) day period ending on the date distribution or withdrawal would otherwise be made or commence, to have the amount of withdrawal or distribution from his MPC Money Purchase Account paid in a form of benefit available under Section B-5or Section 14.3, as the case may be, the balance of the MPC Participant’s MPC Money Purchase Account to be withdrawn or distributed shall be paid to the MPC Participant in the form of a Qualified Joint and Survivor Annuity.

(ii) Unless an MPC Participant elects, pursuant to a Qualified Election made within the Election Period, to have the balance of his MPC Money Purchase Account paid in a form of benefit available under Section 14.3 of the Plan, if the MPC Participant dies before benefits have commenced, the MPC Participant’s balance in his MPC Money Purchase Account shall be applied toward the purchase of a Qualified Preretirement Survivor Annuity for the life of the Surviving Spouse, if any.

(iii) Notwithstanding the foregoing general rules, if on his distribution date the MPC Participant’s total vested Account balance (excluding Rollover Contributions) does not exceed $5,000, the balance in the MPC Money Purchase Account shall be distributed to or on behalf of the MPC Participant (or his Beneficiary in the event of the MPC Participant’s death) in accordance with Section 14.3(b).

(iv) To the extent any loan under Section 13.3 would be secured by any portion of the MPC Participant’s Money Purchase Account, such loan may not be made without the prior written consent of the MPC Participant’s Spouse on the date on which the loan becomes so secured. The consent which shall be irrevocable, must be made within 180 days before the loan is so secured, must acknowledge the financial effect of the loan and must be witnessed by the Plan Administrator or a notary public.

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(v) Each MPC Participant shall be provided with a written explanation of (A) the terms and conditions of the Qualified Joint and Survivor Annuity, (B) the MPC Participant’s right to make, and the effect of, an election not to take a Qualified Joint and Survivor Annuity, (C) the rights of the MPC Participant’s Spouse with regard to such Spouse’s required consent to the MPC Participant’s waiver of the Qualified Joint and Survivor Annuity, and (D) the MPC Participant’s right to make, and the effect of, a revocation of an election to waive, the Qualified Joint and Survivor Annuity. This explanation shall be provided to the MPC Participant no less than thirty (30) and no more than 180 days before the date distribution or withdrawal would otherwise be made or commenced (and consistent with such regulations as the Secretary of the Treasury may prescribe). The written explanation shall include an explanation of the eligibility conditions, other material features and relative values of the optional forms of benefits under the Plan, a general explanation of the relative financial effect on the MPC Participant’s benefit of the waiver of the Qualified Joint and Survivor Annuity and an explanation of the right to defer receipt of the MPC Participant’s benefit until his normal retirement age, and the consequences of failing to defer such receipt. Notwithstanding the foregoing, such explanation may be provided no less than seven (7) days before the date distribution or withdrawal would otherwise be made or commenced if the MPC Participant (and the MPC Participant’s Spouse unless the benefit is paid in the form of a Qualified Joint and Survivor Annuity) consents to a waiver of the 30-day notice period.

(vi) Each married MPC Participant shall be provided with a written explanation of the Qualified Preretirement Survivor Annuity, within the following period which ends last: (A) the period beginning on the first day of the Plan Year in which the MPC Participant attains age 32 and ending on the last day of the Plan Year in which the MPC Participant attains age 34; or (B) a reasonable period after the MPC Participant becomes a Participant. A reasonable period described in clause (B) is the period beginning one year before and ending one year after the event. If the MPC Participant separates from service before attaining age 35, clauses (A) and (B) do not apply and the Administrative Committee must provide the written explanation within the period beginning one year before and ending one year after the severance from service. The written explanation must describe, in a manner consistent with Treasury Regulations, the terms and conditions of the Qualified Pre-Retirement Survivor Annuity.

(c) Definitions. The following terms shall have the following meanings for purposes of this Section B-6:

(i) Election Period means the period beginning on the first day of the Plan Year in which the MPC Participant attains age 35 and ends on the date of the MPC Participant’s death. If an MPC Participant separates from service before the first day of the Plan Year in which he or she attains age 35, with respect to the MPC Money Purchase Account as of the date of separation, the Election Period shall begin on the date of separation. An MPC Participant whose employment has not terminated may elect to waive the Qualified Preretirement Survivor Annuity

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prior to the Plan Year in which he attains age 35, provided that any such waiver shall cease to be effective as of the first day of the Plan Year in which the MPC Participant attains age 35.

(ii) Qualified Election means a waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity, as such waiver is further described in this subsection (c)(ii). The Qualified Election must be executed in writing, with the written consent of the MPC Participant’s Spouse. The Spouse’s consent must be witnessed by the Plan Administrator or notary public and must acknowledge the financial effect of the waiver. If the Qualified Election designates a non-Spouse Beneficiary or a specific form of payment, the Spouse’s consent must also acknowledge the non-Spouse Beneficiary or Beneficiaries and the specific form of payment, as applicable. Any consent necessary under this provision will be valid only with respect to the Spouse who signs the consent or is deemed to have signed the consent. Any subsequent change to the Qualified Election requires a new consent by the MPC Participant’s Spouse, unless the Spouse in writing acknowledges the Spouse’s right to limit the consent to a specific designation of a payment form and/or specific Beneficiary and affirmatively waives that right. Additionally, a revocation of a prior waiver may be made by an MPC Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. The Spouse’s consent to a waiver is irrevocable, unless the MPC Participant revokes the waiver election. Notwithstanding this consent requirement, if the MPC Participant establishes to the satisfaction of the Plan Administrator that such written consent cannot be obtained because there is no Spouse, the Spouse cannot be located, the MPC Participant is legally separated from, or has been abandoned by, the Spouse (within the meaning of local law) and the MPC Participant has a court order to that effect, or because of such other circumstances as the Secretary of the Treasury may prescribe in regulations, a waiver will be deemed a Qualified Election.

(iii) Qualified Joint and Survivor Annuity means, with respect to a married MPC Participant, an immediate annuity that can purchased with the balance of the MPC Participant’s MPC Money Purchase Account to be withdrawn or distributed and that would be payable over the joint life expectancies of the MPC Participant and the Spouse, with a survivor annuity payable for the life of the Spouse in an amount equal to fifty percent (50%), or such greater percentage as elected by the MPC Participant but not more than one hundred percent (100%), of the amount payable during the MPC Participant’s lifetime. With respect to an unmarried MPC Participant, a Qualified Joint and Survivor Annuity means an annuity for the life of the MPC Participant that can be purchased with the balance of the MPC Participant’s MPC Money Purchase Account to be withdrawn or distributed. For the avoidance of doubt, with respect to a married MPC Participant, the automatic Qualified Joint and Survivor Annuity will be a 50% joint and survivor annuity.

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(iv) Qualified Preretirement Survivor Annuity means an annuity, payable for the life of the Surviving Spouse that can be purchased with the balance of the MPC Participant’s MPC Money Purchase Account. Payment of the Qualified Preretirement Survivor Annuity shall commence as soon as practicable after the Surviving Spouse’s request for distribution, but in no event later than December 31 of the calendar year beginning after the later of the date of the MPC Participant’s death or the date the MPC Participant would have attained age 70-1/2. Notwithstanding the foregoing, the Surviving Spouse may elect, in accordance with the procedures established by the Administrative Committee and in lieu of the Qualified Preretirement Survivor Annuity, to have the balance of the MPC Money Purchase Account paid in one of the forms of benefit available under the Plan under Section 14.3 (subject to Section 14.3(b) and Section 14.3(c)).

(v) Spouse (or Surviving Spouse) means the spouse or surviving spouse of the MPC Participant, provided that a former Spouse will be treated as the Spouse or Surviving Spouse to the extent required under a “qualified domestic relations order” as described in Section 414(p) of the Code.

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